PIER 1 IMPORTS, INC.
                    Company,
                                     and
                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                    Trustee

                                  Indenture
                        Dated as of December 8, 1994


                                 $12,500,000
                   8-1/2% Exchangeable Debentures due 2000









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          INDENTURE dated as of December 8, 1994 between PIER 1 IMPORTS,
INC., a Delaware corporation (the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the 8-1/2% Exchangeable Debentures due December 1, 2000 (collectively, the
"Debentures"):


                                  ARTICLE 1
                                 DEFINITIONS


Section 1.1.  Definitions.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, co-Registrar, Paying Agent or Exchange Agent.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Board Resolution" means a resolution of the Board of Directors.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Capitalized Lease Obligation" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests, including each class of common stock and preferred stock and each class of partnership interests of such Person and any warrants, options or other rights to acquire such stock or interests.

          "Collateral" means, the Property described in, or from time to time subject to, the Lien of the Pledge Agreement, and any additional Property at any time and from time to time receivable or distributable in respect of, in exchange for, or in substitution of, any and all of the aforementioned Property, together with any proceeds thereof.

          "Company" means, Pier 1 Imports, Inc., a Delaware corporation, until a successor replaces it pursuant to this Indenture and executes a supplemental indenture as provided herein, and thereafter means such successor.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 15.1, or such other address as the Trustee may designate by notice to the Company.

          "Current Market Price" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported for consolidated transactions on the New York Stock Exchange or, if the security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if the security is not quoted by any such organization, the average of the closing bid and asked prices furnished by a professional market maker making a market in the security as selected by the Exchange Agent or, if no such market making activities exist, as determined in such manner as shall be satisfactory to the Exchange Agent, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or security dealers having familiarity with such security. "Current Market Price" means, when used with respect to any Property other than a security as of any date, the market value of such Property on such date determined in such manner as shall be satisfactory to the Exchange Agent, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or appraisers having familiarity with such Property.

          "Debentures" means the 8-1/2% Exchangeable Debentures due December 1, 2000 issued under this Indenture.

          "Debentures Custodian" means Texas Commerce Bank National Association, as custodian with respect to the Global Debentures, or any successor entity thereto.

          "Debenture Owner" means the Person who owns a beneficial interest in any Global Debenture.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section
2.3 hereof as the Depositary with respect to the Debentures, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects, directly or indirectly, book entry transfers and pledges of securities deposited with the Depositary.

          "Event of Default" shall have the meaning provided in Section 7.1.


          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Agent" means Texas Commerce Bank National Association under the Exchange Agent Agreement, until a successor Exchange Agent shall have become such pursuant to the provisions of Section 15 of the Exchange Agent Agreement, and thereafter "Exchange Agent" shall mean such successor Exchange Agent thereunder and from time to time any subsequent successor to such provisions.

          "Exchange Agent Agreement" means the Exchange Agent Agreement in the form of Exhibit C to this Indenture, as amended or supplemental from time to time in accordance herewith and therewith.

          "Exchange Property" means initially the aggregate of 2,037,000 shares of GH Common Stock delivered to the Exchange Agent by the Company simultaneously with the execution and delivery of this Indenture, and thereafter means the securities, cash and other Property, if any, which at the time are deliverable upon surrender of the Debentures for exchange in accordance with Article 11 hereof.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

          "General Host" means General Host Corporation, a New York corporation.

          "GH Common Stock" means the common stock, par value $1.00 per share of General Host, and any shares resulting from any reclassification or reclassifications thereof.

          "Global Debenture" means any Debenture delivered to the Depositary and registered in the name of the Depositary or its nominee.

          "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

          "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person for money borrowed or for the deferred purchase price of Property or services (other than such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services and due within 12 months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 120 days, according to the original terms of sale, unless such account payable is being contested in good faith or has otherwise been extended), (ii) all Capitalized Lease Obligations, (iii) any indebtedness or obligation of the type described in the foregoing clauses (i) and (ii) of others which is secured by a Lien on the assets of such Person and (iv) any indebtedness or obligation of the type described in the foregoing clauses (i) and (ii) of others which such Person has directly or indirectly guaranteed, endorsed with recourse (otherwise than for collection, deposit or other similar transactions in the ordinary course of business), agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Interest Payment Date" means June 1 and December 1 in each year.

          "Lien" means, with respect to any Person, any mortgage, deed of trust, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal Property of such Person, or a security interest of any kind whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

          "Memorandum" means the Offering Memorandum, dated December 8, 1994, of the Company relating to the Debentures, together with any amendment or supplement thereto.

          "Net Worth" means, with respect to the Company, stockholders' equity of the Company as determined on a consolidated basis and in accordance with GAAP.

          "Officers" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or other entity or any government or any agency or political subdivision thereof.

          "Pledge" means a pledge and delivery by the Company to the Trustee, for the equal and ratable benefit of the Holders pursuant to the Pledge Agreement of the 2,037,000 shares of GH Common Stock owned by the Company on the date hereof and all Exchange Property hereafter issued in connection therewith.

          "Pledge Agreement" means the Pledge Agreement in the form of Exhibit B to this Indenture, as amended or supplemented from time to time in accordance therewith and herewith.

          "Property" means with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

          "Record Date" for the interest payable on any Interest Payment Date, means May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor office of the Trustee) including any President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Interest" means the Lien on the Collateral created by the Pledge Agreement in favor of the Trustee for the benefit of the Holders.

          "Subsidiary" means any corporation, partnership or other entity of which securities or other ownership interests having 50% or more of the ordinary voting power or equity interest of such corporation, partnership or other entity shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.
          "Trading Day" means a day on which the New York Stock Exchange and National Association of Securities Dealers Automated Quotation System are open for the transaction of business.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged, including, but not limited to, mutual funds investing exclusively in such obligations.


Section 1.2.  Other Definitions.

                                         Defined
Term                                    in Section
- ----                                    ----------
"Bankruptcy Law". . . . . . . . . .         7.1
"Commission". . . . . . . . . . . .         5.17
"Custodian" . . . . . . . . . . . .         7.1
"Defaulted Interest". . . . . . . .         2.12
"Debenture Register". . . . . . . .         2.3
"Exchange Event". . . . . . . . . .       11A.1
"Exchange Rate. . . . . . . . . . .        11.1
"Highest Lawful Rate" . . . . . . .        15.17
"Paying Agent". . . . . . . . . . .         2.3
"Registrar" . . . . . . . . . . . .         2.3
"Registration Statement". . . . . .         5.17
"Representative". . . . . . . . . .        13.2
"Senior Indebtedness" . . . . . . .        13.2

Section 1.3.  Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive; and

          (4) words in the singular include the plural, and in the plural include the singular.

          For all purposes of this Indenture, the principal of the Debentures shall consist of the Exchange Property and the interest on the Debentures shall be the payment equal to 8-1/2% of the face amount of the Debentures per annum contemplated hereby, subject to adjustment as provided herein, regardless of the characterization of principal and interest of the Debentures for purposes of United States federal income tax laws, rules and regulations.


                                  ARTICLE 2
                               THE DEBENTURES


Section 2.1.  Form and Dating; Debentures in Global Form.

          The Debentures and the Trustee's certificates of authentication shall be substantially in the form of Exhibit A hereto, which is incorporated in and made a part of this Indenture, and shall be in a principal amount of no greater than $12,500,000 upon the execution of this Indenture or from time
to time thereafter.   The Debentures may have notations, legends or
endorsements as required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be issued initially in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The Debentures will initially be issued as one Global Debenture. Thereafter, Global Debentures shall represent such of the outstanding Debentures as shall be specified therein, and the aggregate amount of Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges in accordance with the procedures therefor of the Depositary. Any increase or decrease in the amount of outstanding Debentures represented by the Global Debenture shall be made by the Trustee or the Debentures Custodian at the direction of the Trustee in accordance with instructions given by the Holder thereof. A Debenture Owner may exchange such Debenture Owner's interest in any Global Debenture for Debentures registered in such Debenture Owner's name, as provided in Section
2.7 hereof.


Section 2.2.  Execution and Authentication.

          The Chairman of the Board, the President or a Vice President of the Company shall sign and attest the Debentures on behalf of the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures.

          If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

          A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

          The Trustee, upon receipt of an Officers' Certificate directing it to do so, shall authenticate the Debentures for original issue up to an aggregate principal amount stated in Section 2.1 hereof. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount, except as provided in Section 2.8 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.


Section 2.3. Registrar, Paying Agent, Exchange Agent, Depositary and Debentures Custodian.

          The Company shall maintain (i) an Exchange Agent with an office in New York, New York where the Debentures may be presented for exchange or payment at maturity, (ii) an office or agency where the Debentures may be presented for registration of transfer or for exchange into other denominations (the "Registrar") and (iii) an office or agency in New York, New York where the Company shall provide for the payment of, and Holders shall receive, interest payments (the "Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange (the "Debenture Register"). The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may change the Exchange Agent only if the Trustee is changed, and the Company shall notify the Trustee and the Trustee shall notify the Holders of any successor Exchange Agent. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company or any of the Subsidiaries may act as Paying Agent, Registrar or co-Registrar, but not as Exchange Agent. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 8.7 hereof.

          The Company initially appoints the Trustee as Registrar, Paying Agent, Exchange Agent and agent for service of notices and demands in connection with the Debentures at the office of the Corporate Trust Office of the Trustee.

          The Company initially appoints The Depositary Trust Company to act as Depositary with respect to the Global Debentures.


Section 2.4.  Paying Agent to Hold Money and Other Property in Trust.

          The Company shall require each Paying Agent, other than the Trustee, to agree in writing to hold in trust for the benefit of Holders or the Trustee all money and other Property held by the Paying Agent for the payment of interest on the Debentures, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money and other Property held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money and other Property held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money and other Property delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money and other Property held by it as Paying Agent.


Section 2.5.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other time as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Debentures held by them, and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act as if such Section were set forth as a covenant of the Company herein.


Section 2.6.  Book Entry and Definitive Debentures.

          (a) One or more of the Debentures may be Global Debentures, to be delivered to the Depositary by the Company. In such case, the Global Debentures shall initially be registered on the Debenture Register in the name of Cede & Co., the nominee of the Depositary, and no Debenture Owner will receive a definitive Debenture representing such Debenture Owner's interest in the Debentures, except as provided in Section 2.7 hereof. Unless and until definitive Debentures shall have been issued in lieu of all Global Debentures pursuant to Section 2.7 hereof:

          (i) the Company, the Paying Agent, the Exchange Agent, the Registrar and the Trustee may deal with the Depositary for all purposes (including the making of distributions on the Debentures) as the authorized representative of the Debenture Owners;

          (ii) to the extent that the provisions of this Section 2.6 conflict with any other provisions of this Indenture, the provisions of this Section 2.6 shall control;

          (iii) the rights of Debenture Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Debenture Owners and the Depositary Participants; and until definitive Debentures are issued in lieu of all Global Debentures pursuant to Section 2.7 hereof, the Depositary will make book-entry transfers among the Depositary Participants and receive and transmit distributions of principal and interest on the Debentures to such Depositary Participants; and

          (iv) whenever this Indenture requires or permits any action to be taken based upon instructions or directions of Holders evidencing a specified percentage of the aggregate principal amount of the Debentures, the Depositary shall be deemed to represent such percentage of the Global Debentures with respect to which it has received instructions to such effect from Debenture Owners and/or Depositary Participants owning or representing, respectively, such percentage of the beneficial interests in the Global Debentures and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Depositary has in fact received any such instructions.

          (b) On the Record Date prior to each applicable Interest Payment Date and at such other appropriate times, the Trustee shall request from the Depositary a securities position listing setting forth the names of all Depositary Participants reflected in the Depositary's books as holding interests in the Debentures on such Record Date. In accordance with and subject to the time requirements of Sections 5.3, 8.6, 14.2 and 14.3 hereof, the Trustee shall mail to each Depositary Participant the statements described in Sections 5.3, 8.6 and 14.2 hereof, as applicable.


Section 2.7.  Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Debentures. When Debentures are presented to the Registrar or co-Registrar with a request:

          (i) to register the transfer of the Debentures; or

          (ii) to exchange such Debentures for an equal principal amount of Debentures of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchanges as requested if its requirements for such transactions are met; provided, however, that the Debentures presented or surrendered for registration of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; and

          (ii) shall be accompanied by the following additional information and documents, as applicable:

              (A) if such Debentures are being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit D hereto); or

              (B) if such Debentures are being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

              (C) if such Debentures are being transferred in reliance on another exemption from the registration requirements of the Securities Act, including, without limitation, pursuant to Rule 144, 144A or 145 or Regulation S under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar or co-Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Definitive Debenture for a Beneficial Interest in a Global Debenture. A Debenture may not be exchanged for a beneficial interest in a Global Debenture except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or Co-Registrar of a Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or Co-Registrar, together with:

          (i) a certification, substantially in the form of Exhibit D hereto, that such Debenture is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) written instructions directing the Trustee or directing the Debentures Custodian, with confirmation from the Depositary agreeing, to increase the aggregate principal amount of the Debentures represented by the Global Debenture;

then the Trustee shall cancel such Debenture and cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount of Debentures represented by the Global Debenture to be increased accordingly. If no Global Debenture is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Debenture in the appropriate principal amount.

          (c) Transfer and Exchange of Global Debentures. The transfer and exchange of the Global Debenture or beneficial interests therein shall be effected by or through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          (d) Transfer of a Beneficial Interest in a Global Debenture for a Definitive Debenture. Any Debenture Owner shall be entitled to receive at any time a definitive Debenture in exchange for such Debenture Owner's interest in any Global Debenture. The transfer of any such definitive Debenture received upon such exchange shall be limited as set forth in
Section 2.7(a) hereof.

          (e) Restrictions on Transfer and Exchange of Global Debentures. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.7(d) and 2.7(f) hereof), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

          (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Debenture and a successor Depositary for the Global Debentures is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the cancellation of Global Debentures under this Indenture; or

          (iii) after the occurrence of an Event of Default, the Debenture Owners with interests aggregating not less than a majority of the Global Debenture notify the Trustee, the Company and the Depositary in writing that they elect to cause the issuance of definitive Debentures under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of definitive Debentures in lieu of the Global Debenture, will authenticate and deliver definitive Debentures, in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture.

          (g) Legends. Each Debenture, unless resold pursuant to the Registration Statement, shall bear a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF PIER 1 IMPORTS, INC. (THE "COMPANY") THAT THIS SECURITY MAY BE RESOLD OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) IF THIS SECURITY IS EVIDENCED BY A GLOBAL DEBENTURE, PURSUANT TO RULE 144A, (3) IN RELIANCE ON ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE REGISTRAR OR CO-REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY AND THE REGISTRAR OR CO-REGISTRAR) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR
(4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

          (h) All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

          (i) No service charge shall be made for any registration of transfer or exchange of Debentures except as provided in Section 2.8 hereof. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures other than exchanges pursuant to
Section 2.7(d) or 2.11 hereof or Article 11 or 11A hereof not involving any transfer.


Section 2.8.  Mutilated, Destroyed, Lost and Stolen Debentures.

          If any mutilated Debenture is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee
(a) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (b) such indemnity bond or other indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding. If after delivery of such new Debenture, a bona fide purchaser of the original Debenture in lieu of which such new Debenture was issued presents for payment such original Debenture, the Company and the Trustee shall be entitled to recover such new Debenture from the Person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

          In case any such mutilated, destroyed, lost or stolen Debenture has or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

          Upon the issuance of any new Debenture under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Except as provided above, every new Debenture issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

          The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.


Section 2.9.  Outstanding Debentures.

          The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interests in Global Debentures effected by the Trustee hereunder, and those described in this
Section 2.9 as not outstanding.

          If a Debenture is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

          If the principal amount of any Debenture is considered paid under
Section 5.1 hereof, it ceases to be outstanding and interest thereon ceases to accrue as of the date of such payment. If the principal amount of a Debenture is exchanged for Exchange Property pursuant to Article 11 or 11A hereof, such principal amount ceases to be outstanding and interest thereon ceases to accrue as of the date of such exchange, unless the Company defaults upon its obligation to deliver Exchange Property upon such exchange as provided in Articles 11 and 11A hereof.

          Except as set forth in Section 2.10 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.


Section 2.10. Treasury Debentures.

          In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver, consent or giving of any notice, Debentures owned by the Company or any Affiliate of the Company (whether directly or by or through the Depositary) shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Debentures that a Responsible Officer knows to be so owned shall be so considered.


Section 2.11. Temporary Debentures.

          Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures, but may have variations that the Company and the Trustee consider appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of an Officers' Certificate of the Company directing it to do so, shall authenticate definitive Debentures in exchange for temporary Debentures surrendered in like principal amount. Until such exchange, temporary Debentures shall be entitled to the same rights, benefits and privileges as definitive Debentures.


Section 2.12. Payment of Interest; Interest Rights Preserved.

          Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture is registered at the close of business on the related Record Date.

          Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the related Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures are registered at the close of business on a record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (i). Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii).

          (ii) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.12, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

          In the case of any Debenture which is exchanged pursuant to
Article 11 hereof after any Record Date and on or prior to the related Interest Payment Date, interest due on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture was registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Debenture which is exchanged, interest due after the date of exchange of such Debenture shall not be payable.


Section 2.13. Persons Deemed Owners.

          Prior to the due presentment of a Debenture for registration of transfer, the Company, the Trustee and any Agent may treat the Holder as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to Section 2.12 hereof) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.


Section 2.14. Cancellation.

          The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Exchange Agent shall forward to the Trustee any Debentures surrendered to them for transfer, exchange or payment. The Trustee, and no one else, shall cancel all Debentures surrendered for transfer, exchange, payment, replacement or cancellation. The Trustee shall return all cancelled Debentures to the Company (subject to any applicable record retention requirement of the Exchange Act). The Company may not issue new Debentures to replace Debentures that have been exchanged, matured or delivered by the Company to the Trustee for cancellation.


                                  ARTICLE 3

                           [Intentionally Omitted]


                                  ARTICLE 4

                           [Intentionally Omitted]


                                  ARTICLE 5
                                  COVENANTS

Section 5.1.  Payment of Principal of and Interest on the Debentures.

          The Company shall duly and punctually pay, or, with respect to the principal of the Debentures, cause to be delivered by the Exchange Agent, at the office of the Exchange Agent or Paying Agent, as the case may be, in New York, New York, the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. At maturity the principal amount of the Debentures shall be paid by delivery of Exchange Property by the Exchange Agent as provided in the Exchange Agent Agreement. Principal shall be considered paid by the Company on the date due if the Exchange Agent holds, at least one Business Day before such date, all Exchange Property related thereto and all documents, if any, required by the Company to effect such delivery and delivery by the Exchange Agent to the Holders. An installment of interest shall be considered paid by the Company on the date due if the Company shall have deposited in New York, New York, no later than 10:00 a.m., New York time on such date, with the Trustee or Paying Agent, if other than the Company or a Subsidiary, immediately available funds designated for and sufficient to pay all interest then due. The Exchange Agent or Paying Agent, as the case may be, shall return to the Company, no later than five days following the date of payment, any Exchange Property, money (including accrued interest) or other Property that exceeds such amount of principal and interest paid on the Debentures.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.


Section 5.2.  Maintenance of Office or Agency.

          The Company shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-Registrar) where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company in accordance with Section 2.3 hereof. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


Section 5.3.  Reports.

          So long as any of the Debentures remain outstanding, the Company shall mail or transmit to the Trustee for mailing to the Holders, as their names and addresses appear on the Debenture Register, copies of the quarterly and annual financial information that the Company distributes to its stockholders generally. The financial information to be distributed to the Holders shall be mailed by the Trustee to the Holders at their addresses appearing in the Debenture Register within 15 days after receipt by the Trustee of such financial information. The Company shall deliver such financial information to the Trustee concurrently with delivery to the Company's stockholders, and the Trustee's only obligation shall be to mail the financial information that it receives from the Company to the Holders and not obtain or review such information from the Company. The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 5.3.


Section 5.4.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers that, to the best of his or her knowledge (i) the Company has complied with the conditions and covenants contained in this Indenture or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto and
(ii) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Debentures are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


Section 5.5.  Payment of Taxes.

          The Company shall, and shall cause its Subsidiaries to, pay or discharge prior to delinquency all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings.


Section 5.6.  Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


Section 5.7.  Corporate Existence.

          Subject to Section 5.8 and Article 6 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of its Subsidiaries, in accordance with its organizational documents (as the same may be amended from time to time) and in accordance with the organizational documents of and subject to the rights of other equity owners in each Subsidiary and (b) its (and its Subsidiaries') material rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.


Section 5.8.  Liquidation.

          The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Section 6.1 of this Indenture being the Section hereof that governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of Capital Stock of the Company, unless the Company, prior to making any liquidating distributions pursuant to such plan, makes provision for the satisfaction of the Company's obligations hereunder and under the Debentures as to the payment of principal and interest. The Company shall be deemed to make provision for such payments only if (x) the Company delivers in trust to the Trustee, the Exchange Agent or the Paying Agent (other than the Company or its Subsidiaries) (A) all Exchange Property together with such documents of conveyance necessary and appropriate to effect the transfer of such Exchange Property to the Holders in accordance with this Indenture and (B) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pay the interest on the Debentures or (y) there is an express assumption and observance of all covenants and conditions to be performed by the Company hereunder by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a Person that acquires or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company and which Person will have a net worth (defined for this purpose as the amount by which the assets of such Person on a consolidated basis exceed the sum of the total liabilities of such Person, as determined in accordance with GAAP and calculated immediately after the acquisition) exceeding $100 million and which is organized and existing under the laws of the United States, any State thereof or the District of Columbia; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee pursuant to an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 5.8 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.


Section 5.9.  Rule 144 Information.

          For a period of three years from the date hereof, the Company shall use its reasonable efforts to make available adequate "current public information" to the extent required by Rule 144 under the Securities Act (or any successor rule thereunder).


Section 5.10. Rule 144A Information Requirement.

          If at any time the Company shall cease to be a reporting Company under the Exchange Act, the Company shall furnish to the Holders or beneficial holders of the Debentures and prospective purchasers of the Debentures upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


Section 5.11. Preservation of Information.

          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 2.5 hereof and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in
Section 2.5 hereof upon receipt of a new list so furnished.


Section 5.12. Exchange Property, Money and Property for Debenture Payments
              to Be Held In Trust.

          If the Company shall at any time act as its own Paying Agent, on or before each due date of interest on any of the Debentures, and if such payment of interest is then permitted under Article 13 hereof, the Company will segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, on or prior to each due date of interest on any of the Debentures, and if such payment is then permitted under Article 13 hereof, the Company will deposit with a Paying Agent money sufficient to pay the interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          Any amounts held segregated by the Company or paid to a Paying Agent and held in trust pursuant to either of the previous two paragraphs shall be subject to the rights of the holders of Senior Indebtedness under the provisions of this Indenture to the extent, but only to the extent, the same relate to the payment of interest on the Debentures subordinated pursuant to Section 13 hereof.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.12, that such Paying Agent will (a) hold all money and other Property held by it for the payment of interest on the Debentures in trust for the benefit of the Persons entitled thereto until the same shall be paid to such Persons or otherwise disposed of as herein provided; and (b) at any time during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all money and other Property held in trust by such Paying Agent for payment in respect of the Debentures.

          The Company will cause each Exchange Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Exchange Agent shall agree with the Trustee, subject to the provisions of this Section
5.12 and Section 11.14 hereof, that such Exchange Agent will (a) hold all Exchange Property held by it for the payment of principal on the Debentures in trust for the benefit of the Persons entitled thereto until the same shall be paid to such Persons or otherwise disposed of as herein provided; and (b) at any time during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all Exchange Property held in trust by such Exchange Agent for payment in respect of the Debentures.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company order direct any Paying Agent and Exchange Agent to pay, to the Trustee all Exchange Property, money and other Property held in trust by the Company or such Paying Agent or Exchange Agent, such Exchange Property, money and other Property to be held by the Trustee upon the same trusts as those upon which such Exchange Property, money and other Property was held by the Company or such Paying Agent or Exchange Agent; and, upon such payment by any Paying Agent or Exchange Agent to the Trustee, such Paying Agent or Exchange Agent shall be released from all further liability with respect to such Exchange Property, money and other Property.

          Any Exchange Property deposited with any Exchange Agent or the Trustee in trust for the payment of the principal of any Debenture or any money or other Property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of interest on any Debenture and remaining unclaimed for one year after such principal or interest, as the case may be, has become due and payable shall be paid to the Company upon the Company's request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Exchange Agent or Paying Agent with respect to such Exchange Property, money or other Property, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Exchange Agent or Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed, to the address of the Holder of such Debenture according to the Debenture Register, notice that such Exchange Property, money or other Property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such Exchange Property, money or other Property then remaining will be repaid to the Company.


Section 5.13. Maintenance of Properties.

          The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.13 shall prevent the Company from discontinuing the operation or maintenance of any of such properties, if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company and not disadvantageous in any material respect to the Holders.


Section 5.14. Notice of Acceleration.

          In the event that any Indebtedness for money borrowed of the Company is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or the lapse of time, or both, shall constitute such default) under such Indebtedness, the Company shall promptly give written notice to the Trustee and the Exchange Agent of such declaration.

Section 5.15. No Liens on Collateral.

          Except for the Lien created by the Pledge Agreement, the Company shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Collateral or any income or profits therefrom.


Section 5.16. Recording of Pledge Agreement.

          On or before the date the Pledge is made by the Company, the Company shall cause the Pledge Agreement, and all necessary financing statements, notifications of secured transactions and other instruments, to be promptly recorded, registered and filed and to be kept, recorded, registered and filed in such manner and in such places as may be required by law, and take all such other action as may be required in order to make effective the Security Interest intended to be created in connection with this Indenture and with the priorities contemplated hereby. The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture, one or more Opinions of Counsel stating that in the opinion of such counsel the Indenture and the Pledge Agreement have been properly recorded and filed so as to make effective the Security Interest intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Security Interest effective. In the event the Exchange Property shall consist of other than solely GH Common Stock or cash on any anniversary of the date of execution and delivery of this Indenture, the Company shall furnish to the Trustee on such anniversary one or more Opinions of Counsel
(1) stating that such action has been taken with respect to the recording, registering, filing, rerecording, reregistering and refiling of the Indenture and the Pledge Agreement and all necessary financing statements, notifications of secured transactions and other instruments as may be necessary to make effective and maintain the Security Interest contemplated hereby and thereby and reciting the details of such action (including the jurisdictions in which such actions were taken) or stating that no such action is required and (2) stating what, if any, action of the foregoing character may reasonably be expected to become necessary during the next year to so maintain the Security Interest contemplated by this Indenture and the Pledge Agreement.


Section 5.17. Registration of Debentures.

          (a) The Company shall use its reasonable efforts to register the Debentures under the Securities Act as promptly as practicable after the date hereof. In connection with such registration, the Company will:

          (i) As soon as practicable after the date hereof, prepare and file with the United States Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on a form available for the transfer of the Debentures by the Holders;

          (ii) use its reasonable efforts to cause the Registration Statement to become effective within 60 days after filing thereof with the Commission, which obligation shall be subject to compliance by the Holders with the provisions of Section 5.17(c) hereof (to whom a prompt request for compliance with such provision shall have been given);

          (iii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, and file such reports and other documents required by the Exchange Act and the rules and regulations thereunder, as may be necessary to keep the Registration Statement effective for a period of not less than six months and to prevent such prospectus from containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (iv) furnish to each Holder such number of copies of the prospectus, and any amendments and supplements thereto, and documents incorporated by reference in the Registration Statement as reasonably requested by such Holder to facilitate the transfer of the Debentures and to satisfy the requirements of the Securities Act, provided that the Company receives reasonable assurances from such requesting Holder that it will comply with the applicable provisions of the Securities Act and such other securities or "blue sky" laws as may be applicable in connection with the use of such prospectus;

          (v) notify each Holder of any stop order issued, or to the Company's knowledge, threatened by the Commission that is applicable to the Registration Statement, and take all reasonable actions required to prevent the entry of such stop order or to remove it as promptly as practicable if entered;

          (vi) use reasonable efforts to register or qualify the Debentures under the blue sky or securities laws of each state or other jurisdiction of the United States as any Holder reasonably requests in writing and to take such other action as may be necessary or advisable to enable the transfer of the Debentures in a jurisdiction applicable to such transfer, provided that the Company will not be required to qualify generally to do business or subject itself to taxation in any jurisdiction where it is not then so qualified or subject to taxation or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (vii) notify each Holder of any suspension of qualification for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (viii) use reasonable efforts to take all other steps necessary to effect the registration of the Debentures; and

          (ix) bear all expenses in connection with the registration of the Debentures and the procedures set forth in paragraphs (i) through (viii) of this Section 5.17, other than any underwriting discounts and selling commissions, if any, and expenses of counsel or other advisers to the Holders.

          (b) The Company understands that the Holders disclaim being underwriters with respect to the transfer of the Debentures, but the Holders otherwise being deemed an underwriter shall not relieve the Company of any of its obligations hereunder. The Company shall indemnify the Holders with respect to any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading contained in any such prospectus, or any amendment or supplement thereto, except for statements or omissions included therein in reliance upon written information provided by the Holders for inclusion therein.

          (c) It shall be a condition to the inclusion of any Holder's Debentures in the Registration Statement that such Holder provide all necessary information with respect to such Holder's Debentures and the proposed distribution thereof and an undertaking to promptly notify the Company in writing of any inaccuracy or change in the information previously furnished to the Company and to indemnify the Company and the other Holders from any liability resulting from a misstatement of any material fact contained in such information or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Holders shall not be required to provide any representations, warranties or undertakings with respect to the Registration Statement other than as contemplated in Section 5.17(a)(ii) hereof.

          (d) The Company may from time to time suspend the use of the prospectus comprising a part of the Registration Statement because of the Company's awareness of the existence of material non-public information regarding the Company. Each Holder including Debentures in the Registration Statement covenants that it will not sell any Debenture pursuant to the Registration Statement during the period commencing at the time at which the Company gives written notice to such Holder of the suspension of sales pursuant to such prospectus and the Registration Statement and ending at the time that the Company gives notice that such Holder may thereafter effect sales pursuant thereto. The Company will use its best efforts to limit the time of such suspension to less than 90 days and the Company covenants to extend the period that it has agreed to keep the Registration Statement effective by the length of time of any such suspension.


                                  ARTICLE 6
            CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


Section 6.1.  When the Company May Merge, etc.

          The Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose, of all or substantially all of its and its Subsidiaries' properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole), substantially as an entirety in one or more related transactions, to another Person (other than a merger between the Company and any wholly owned Subsidiary of the Company) unless:

          (a) in case of a merger in which the Company is the surviving corporation or, in the case of any other such merger, sale, assignment, consolidation, transfer, lease, conveyance or other disposition, the Person formed by such consolidation or into which the Company is merged or the Person which acquires or leases the properties and assets of the Company substantially as an entirety shall have a net worth (defined for this purpose as the amount by which the assets of such Person on a consolidated basis exceed the sum of the total liabilities of such Person, as determined in accordance with GAAP and calculated immediately after such merger, sale, assignment, consolidation, transfer, lease, conveyance or other disposition) of at least $100 million and, if applicable, the Person formed by such consolidation or merger or which acquires or leases the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Debentures and the performance or observance of every covenant contained in this Indenture on the part of the Company to be performed or observed and shall have provided for exchange rights in accordance with Article 11 hereof; and

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel to the effect that such merger, sale, assignment, consolidation, transfer, lease, conveyance or other disposition and, if applicable, such indenture supplemental hereto, if any, comply with this Indenture and all conditions precedent to such merger, sale, assignment, consolidation, transfer, lease, conveyance or other disposition have been satisfied. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.


Section 6.2.  Successor Substituted.

          Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the Property of the Company in accordance with Section 6.1 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein; and thereafter, except in the case of a lease, the Company shall be released and discharged from all obligations and covenants under this Indenture and the Debentures.


                                  ARTICLE 7
                            DEFAULTS AND REMEDIES


Section 7.1.  Events of Default.

          The following shall constitute an "Event of Default":

          (a) default in the payment of principal of any Debenture when due, whether at maturity or otherwise;

          (b) default in the payment of any installment of interest on any Debenture when due and payable, whether or not such payment is prohibited by the provisions of Article 13 hereof, and continuance of such default for a period of 30 days;

          (c) default on any other Indebtedness of the Company or any Subsidiary for money borrowed if either (i) such default results from the failure to pay principal of, premium, if any, or interest on any such Indebtedness when due, after expiration of any applicable grace period with respect thereto, or (ii) as a result of such default, the maturity of such Indebtedness has been accelerated, without such Indebtedness having been discharged, or such default and acceleration having been rescinded or annulled, within a period of 10 days after written notice thereof (stating that such notice is notice of default hereunder, specifying such default and requiring it to be remedied) shall have been given to the Company by the Trustee or by the Holders of at least 25% or more in aggregate principal amount of the then outstanding Debentures, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness for money borrowed in default, or the maturity of which has been so accelerated, aggregates $10,000,000 or more;

          (d) default by the Company or any Subsidiary in the performance, or the breach, of any other covenant or warranty of the Company in this Indenture and the failure to remedy such default within a period of 90 days after written notice thereof (stating that such notice is notice of default hereunder, specifying such default and requiring it to be remedied) to the Company from the Trustee or Holders of 25% or more of the aggregate principal amount of the outstanding Debentures;

          (e) any act or acts by the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

          (i)       commencing a voluntary case,

          (ii) consenting to the entry of an order for relief against it in an involuntary case,

          (iii) consenting to the appointment of a Custodian of it or for all or substantially all of its Property,

          (iv) making a general assignment for the benefit of its creditors, or

          (v) the admission in writing of the Company's inability to pay its debts generally as they become due;

          (f) the entry of an order or decree by a court of competent jurisdiction under any Bankruptcy Law that:

          (i) is for relief against the Company in an involuntary case,

          (ii) appoints a Custodian of the Company or for all or substantially all of the Property of the Company, or

          (iii)     orders the liquidation of the Company,

in each case, if such order or decree remains unstayed and in effect for 90 consecutive days; or

          (h) an event of default under the Pledge Agreement occurs.

          The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidation or similar official under any Bankruptcy Law.


Section 7.2.  Acceleration.

          If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 7.1 hereof) occurs and is continuing, then and in every case the Trustee or the Holders of 25% or more of the aggregate principal amount of the then outstanding Debentures by notice to the Company and the Trustee, may declare the unpaid principal of, and any accrued and unpaid interest on, all of the Debentures then outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee, if given by the Holders). Upon any such declaration, the principal amount and accrued and unpaid interest thereon through the date of such declaration shall be due and payable immediately notwithstanding anything contained herein or in the Debentures to the contrary. If an Event of Default specified in clause (e) or (f) of Section 7.1 hereof occurs, all unpaid principal of and accrued and unpaid interest on the Debentures then outstanding will become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money or Exchange Property due has been obtained by the Trustee as hereinafter provided in this Article 7, the Holders of a majority in principal amount of the then outstanding Debentures by written notice to the Trustee and the Company may rescind such acceleration and its consequences if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.


Section 7.3.  Trustee May Enforce Claims Without Possession of Debentures.

          All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as provided herein shall be for the ratable benefit of the Holders in respect of which such judgment has been recovered.


Section 7.4.  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in Section 2.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


Section 7.5.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


Section 7.6.  Waiver of Past Defaults.

          Holders of a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may waive on behalf of the Holders of all Debentures an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Debenture held by a non-consenting Holder or in respect of a covenant or provision hereof which under Article 10 hereof cannot be modified or amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


Section 7.7.  Control by Majority.

          The Holders of a majority in aggregate principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction is not in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action it deems proper that is not inconsistent with such direction and (c) such Holders have provided to the Trustee indemnity as provided in Sections 7.8(iii) and 8.1(e) hereof, as the case may be.


Section 7.8.  Limitation on Suits.

          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy under this Indenture, unless:

          (i) such Holder has previously given the Trustee notice of a continuing Event of Default;

          (ii) the Holders of not less than 25% in aggregate principal amount of the then outstanding Debentures make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee fails to institute any such proceedings within 60 days after receipt of such notice, request and offer and, if requested, provision of indemnity; and

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the then outstanding Debentures.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.


Section 7.9.  Rights of Holders to Receive Payment and to Exchange.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Debenture on or after the respective due dates expressed in such Debenture or to exchange such Debenture in accordance with Article 11 hereof, or to bring suit for the enforcement of any such payment and right to exchange, shall not be impaired or affected without the consent of such Holder.


Section 7.10. Collection Suit by Trustee.

          If an Event of Default specified in Section 7.1(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Debentures for the whole amount of principal and accrued interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest on overdue interest at the rate per annum borne by the Debentures and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by appropriate judicial proceedings or such other action as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy.


Section 7.11. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its Property and shall be entitled and empowered to collect, receive and distribute any Exchange Property, money or other Property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 hereof, out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities, Exchange Property and other Property that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee in connection therewith.


Section  a l. Priorities.

          If the Trustee collects any Exchange Property, money or other Property pursuant to this Article 7, it shall pay out such Exchange Property, money or other Property in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 8.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

          Second: to the Holders for principal amounts and interest that is not subordinated pursuant to Article 13 hereof due and unpaid on the Debentures, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for such principal and interest, but not interest subordinated pursuant to Article 13 hereof;

          Third: to the payment of Senior Indebtedness, if any, as required by Article 13 hereof;

          Fourth: to Holders for remaining interest amounts due and unpaid on the Debentures, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for interest; and

          Fifth: the balance, if any, to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders.


Section 7.13. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard for the merits and good faith of the claims or defenses made by the party litigant. This Section shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.8 hereof, a suit by Holders of more than 25% in aggregate principal amount of the then outstanding Debentures or to any suit for the enforcement of the right to exchange any Debenture in accordance with Article 11 or 11A hereof.


Section 7.14. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE 8
                                   TRUSTEE


Section 8.1.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)       this paragraph does not limit the effect of paragraph
                    (b) of this Section 8.1;

          (ii) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                    Section 7.7 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 8.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any Exchange Property, money or other Property received by it except as the Trustee may agree in writing with the Company. Exchange Property, money or other Property held in trust by the Trustee need not be segregated from other funds except to the extent required by law or the Pledge Agreement.

          (g) The Trustee shall have no responsibility for making any calculations hereunder, including, without limitation, the amount of interest owing on the Debentures. The Company shall deliver to the Trustee an Officers' Certificate specifying any additional interest due pursuant to terms of the Debentures on or before the 15th day prior to an Interest Payment Date.


Section 8.2.  Rights of Trustee.

          (a) Subject to Section 8.1(b)(ii) hereof, the Trustee may rely and shall be fully protected in relying upon any opinion, consent, resolution, certification or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed and monitored with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.


Section 8.3.  Individual Rights of Trustee.

          Subject to the provisions of Sections 8.10 and 8.11 hereof, the Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


Section 8.4.  Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures or the Memorandum or any other documents relating to the Debentures. It shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision hereof. It shall not be responsible for the use or application of any Exchange Property, money or other Property received by any Paying Agent or Exchange Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture, other than its certificate of authentication.


Section 8.5.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default under Section 7.1(a) or (b) hereof or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Debentures, and in the absence of such notice the Trustee may conclusively assume there is no Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.


Section 8.6.  Reports by Trustee to Holders.

          Within 60 days after each June 1, commencing June 1, 1995, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with the requirements of Section 313(a) of the Trust Indenture Act as if such section applied to it (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with the requirements of Section 313(b) of the Trust Indenture Act as if such section applied to it. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.


Section 8.7.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its reasonable and necessary services rendered hereunder which are not specifically covered by a written agreement between them. Such payments shall not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in accordance with the provisions of this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, willful misconduct or bad faith.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence, willful misconduct or bad faith arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Exchange Agent Agreement, the Pledge Agreement and any other agreement pursuant to which the Trustee performed duties, including the reasonable costs and expenses of defending itself against any claim or liability growing out of such matters. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may engage separate counsel at its own expense. The Company shall have no obligation to pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligent action, negligent failure to act, willful misconduct or bad faith.

          To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a Lien prior to the Debentures on all money or other Property, but not Exchange Property, held or collected by the Trustee. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(e) or (f) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.


Section 8.8.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.8.

          The Trustee may resign at any time by so notifying the Company.
The Holders of a majority in aggregate principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with Section 8.10 hereof and shall fail to resign after written request therefor by the Company or any Holder;

          (ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a Custodian or public officer takes charge of the Trustee or its Property; or

          (iv)      the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee fails to take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 8.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee appointed hereunder shall execute and deliver an instrument of acceptance of its appointment to the retiring Trustee and to the Company, and thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall succeed to all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. On written request of the Company or the successor Trustee, the retiring Trustee shall execute and deliver an instrument transferring to the successor Trustee all rights, powers and trusts of such retiring Trustee. Upon request of any successor Trustee, the Company shall execute and deliver such reasonable instruments to more fully and certainly confirm to such successor Trustee its succession to the rights and obligations of the Trustee hereunder. The retiring Trustee shall promptly transfer all Property held by it as Trustee to the successor Trustee, and any Trustee ceasing to act shall retain a Lien as provided in
Section 8.7 hereof to secure amounts due to it hereunder. Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligation under Section 8.7 hereof shall continue for the benefit of the retiring Trustee.


Section 8.9.  Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that such successor Trustee shall be eligible under Section
8.10 hereof.


Section 8.10. Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act as if such provisions were set forth herein as a covenant of the Trustee, including the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act.


Section 8.11. Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by and subject to the provisions of this Indenture.


                                  ARTICLE 9
                           DISCHARGE OF INDENTURE


Section 9.1.  Termination of Company's Obligation.

          This Indenture and the Pledge Agreement shall cease to be of further effect (except that the Company's obligations under Sections 8.7 and 9.4 hereof and the Company's, Trustee's and Paying Agent's obligations under
Section 9.3 hereof shall survive) when all outstanding Debentures theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Debentures that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable by the Company under this Indenture. In addition, when all Debentures not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable at their stated maturity within one year, and

          (a) the Company has irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee, (A) the Exchange Property for payment of the principal amount of the Debentures as provided in Sections 5.1 and
5.12 hereof and (B) money and/or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the interest on the Debentures on the dates on which any such payments are due and payable in accordance with the terms of this Indenture;

          (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party to or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

          (c) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act;

          (d) the Holders shall have a perfected security interest under applicable law in the Exchange Property, money or U.S. Government Obligations deposited pursuant to Section 9.1(a) above;

          (e) the Company has delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 9.1 have been complied with; and

          (f) the Company has paid or duly provided for payment of all amounts then due or to become due to the Trustee pursuant to Section 8.7 hereof then this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture and the Debentures. However, the Company's obligations in Sections 2.3, 2.4, 2.8, 5.6, 5.15, 5.16, 8.7, 8.8, 9.3 and 9.4 hereof and Articles 11,
11A and 12 hereof and the Trustee's and Paying Agent's obligations in Section
9.3 hereof shall survive until the Debentures are no longer outstanding. Thereafter, only the Company's obligations under Sections 8.7 and 9.4 hereof and the Company's, Trustee's and Paying Agent's obligations under Section 9.3 hereof shall survive.

          After such irrevocable deposit made pursuant to this Section 9.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal of, if applicable, or interest on the Debentures, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.


Section 9.2.  Application of Trust Money.

          The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust Exchange Property, money and U.S. Government Obligations deposited with it pursuant to Section 9.1 hereof. It shall apply the deposited Exchange Property and money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Debentures for whose payment such Exchange Property, money and U.S. Government Obligations have been deposited with the Trustee.


Section 9.3.  Repayment to Company.

          To the extent permitted by applicable law, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess Exchange Property, money or other Property held by them at any time in excess of amounts required to pay principal of or interest due and payable on the Debentures. Notwithstanding the foregoing, the Company shall not be entitled to receive any Exchange Property, money or other Property deposited in trust pursuant to Section 9.1 hereof until after the maturity date of the Debentures or the date of mandatory exchange of the Debentures pursuant to
Article 11A hereof, as the case may be.

          The Trustee and the Paying Agent shall pay to the Company upon written request any Exchange Property, money or other Property held by them for the payment of principal or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment. After payment to the Company, Holders entitled to the Exchange Property, money or other Property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such Exchange Property, money or other Property shall cease.


Section 9.4.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any Exchange Property, money or U.S. Government Obligations in accordance with Section 9.2 hereof by reason of any legal proceeding or by reason of any order or judgement of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 hereof until such time as the Trustee or Paying Agent is permitted to apply all such Exchange Property, money or U.S. Government Obligations in accordance with Section 9.2 hereof; provided, however, that if the Company has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the Exchange Property, money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE 10
                                 AMENDMENTS


Section 10.1. Without Consent of Holders.

          Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture or the Debentures for any of the following purposes:

          (a) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any of the provisions herein or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (a) shall not adversely affect the interests of the Holders in any material respect; or

          (b) to add to the covenants of the Company for the benefit of the Holders, to add an additional Event of Default or to surrender any right or power herein conferred upon the Company; or

          (c) to further secure the Debentures; or

          (d) to make provision with respect to the exchange rights of Holders pursuant to the requirements of Article 11 or 11A hereof; provided, however, that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect; or

          (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures; or

          (f) to provide for the assumption of each of the Company's covenants and obligations under this Indenture by any Person formed by consolidation of the Company or into whom the Company is merged or who acquires or leases the properties and assets of the Company substantially as a whole, as provided in Section 6.1(a) hereof.

          Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment or supplement and upon receipt by the Trustee of the documents described in Section 10.5 hereof, the Trustee shall join with the Company in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplement which affects its own rights, duties or immunities under this Indenture or otherwise.


Section 10.2. With Consent of Holders.

          Except as otherwise provided in this Section 10.2, the Company and the Trustee may amend or supplement this Indenture or the Debentures with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures. Subject to Sections 7.6 and 7.9 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 10.2 may not (with respect to any Debentures held by a non-consenting Holder):

          (a) reduce the aggregate principal amount of Debentures the Holders of which must consent to an amendment to or waiver of a provision of this Indenture;

          (b) reduce the rate of or extend the time for payment of interest, including Defaulted Interest, on any Debenture;

          (c) reduce the principal of any Debenture or change the fixed maturity of any Debenture;

          (d) make any Debenture payable in Exchange Property or money other than that stated in the Debenture or at any location different than that stated in this Indenture;

          (e) make any change in Section 7.6 or 7.9 hereof or in this sentence of this Section 10.2; or

          (f) waive a Default in the payment of principal of or interest on any Debenture.

          Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.5 hereof, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

          It shall not be necessary under this Section 10.2 for the Holders to consent to the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders of each Debenture affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.


Section 10.3. Revocation and Effect of Consents.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of that Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Debenture or portion of a Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.


Section 10.4. Notation on or Exchange of Debentures.

          The Trustee may, but shall not be required to, place an appropriate notation regarding an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company may, at its option, in exchange for all Debentures issue and the Trustee shall authenticate new Debentures of the same series that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.


Section 10.5. Trustee to Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 10 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and, subject to Section 8.1 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                 ARTICLE 11
                              OPTIONAL EXCHANGE


Section 11.1. Right to Exchange.

          Subject to compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder's option, at any time prior to the close of business on December 1, 2000, or, if earlier mandatorily exchanged pursuant to Article 11A hereof, the close of business on the Business Day preceding the date of such mandatory exchange, to exchange any of such Holder's Debentures, in whole or in part (in denominations of $1,000 or multiples thereof), at 100% of the principal amount of any such Debenture so exchanged, into that number of shares of GH Common Stock and/or such other Exchange Property as shall be added to such GH Common Stock or as such GH Common Stock shall have been changed into pursuant to this Article 11, at the Exchange Rate (as defined below). A Holder is not entitled to any rights of a holder of GH Common Stock or other Exchange Property until such Holder's exchange of such Holder's Debentures for Exchange Property has become effective as provided in this Article 11 or Article 11A hereof. The Company shall not be liable in any manner to any Holder as a result of the exercise or failure to exercise any voting rights with respect to Exchange Property prior to such Holder's exchange of Debentures for Exchange Property.

          The rate at which shares of GH Common Stock shall be deliverable upon exchange (herein called the "Exchange Rate") shall be initially 162.96 shares of GH Common Stock for each $1,000 principal amount of Debentures exchanged. The Exchange Rate shall be subject to adjustment as provided in Sections 11.4, 11.5, 11.11 and 11.14 hereof.


Section 11.2. Exercise of Exchange Privilege.

          To exchange a Debenture pursuant to this Article 11, a Holder must
(1) complete and sign the Form of Election to Exchange on the back of the Debenture, (2) surrender such Debenture to the Exchange Agent at an office or agency maintained by the Company pursuant to Section 2.3 hereof, (3) furnish appropriate endorsements and transfer documents, if required by the Registrar, and (4) pay any transfer or similar tax, if required by Section
11.8 hereof. The Company's delivery to the Holder of a fixed number of shares of GH Common Stock (and any cash in lieu of fractional shares of GH Common Stock) and/or other Exchange Property into which such Debenture is exchangeable shall be deemed to satisfy the Company's obligation to pay the principal amount of such Debenture and, unless such Debenture is exchanged after a Record Date but on or prior to the related Interest Payment Date, all accrued interest that has not previously been paid. If such Debenture is exchanged after a Record Date but on or prior to the related Interest Payment Date, the interest installment on such Debenture scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of record at the close of business on such Record Date (whether or not punctually paid or duly provided for), but only with respect to interest thereon accrued from the preceding Interest Payment Date through the date of such exchange. Debentures surrendered for exchange during the period from the close of business on any regular Record Date to the close of business on the related Interest Payment Date shall (except in the case of Debentures exchanged after an Exchange Event, as defined in Article 11A hereof) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Debentures being surrendered for exchange.

          As promptly as practicable after the surrender of such Debenture in compliance with this Section 11.2, the Exchange Agent shall deliver at such office or agency to such Holder, or on such Holder's written order, a certificate or certificates free of the Security Interest created by the Pledge Agreement for the number of full shares of GH Common Stock and/or whole interests of other Exchange Property deliverable upon the exchange of such Debenture or portion thereof in accordance with the provisions of this
Article 11 together with a check or cash in respect of any fractional interest in respect of a share of GH Common Stock or other Exchange Property due upon such exchange, as provided in Section 11.3 hereof. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, subject to Article 2 hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to such Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Debenture.

          Each exchange pursuant to this Article 11 shall become effective immediately prior to the close of business on the date on which such Debenture shall have been surrendered in compliance with this Section 11.2, which shall be the date on which such Debenture and any such required payment and assignment shall be received by the Exchange Agent, and at such time the rights of the Holder of such Debenture as a Debentureholder shall cease with respect thereto and the Person in whose name any certificate or certificates for shares of GH Common Stock and/or other Exchange Property shall be deliverable upon such exchange shall, as between such Person and the Company, be deemed to have become on said date the holder of record of the shares or other property represented thereby.

          Delivery of such certificate or certificates and/or of any check or other evidence of Exchange Property may be delayed for a reasonable period of time at the request of the Company in order to effectuate the calculations of the adjustments pursuant to this Article 11, to obtain any certificate representing securities to be delivered, to complete any reapportionment of the shares of GH Common Stock or the Exchange Property apportioned thereto which is required by this Article 11 or to comply with any applicable law. If, between the date an exchange under this Section 11.2 is deemed effective and the date of delivery of the applicable security or securities, such security or securities shall cease to have any or certain rights, or a record date or effective date of a transaction to which Section 11.4, 11.5 or 11.11 hereof applies shall occur, the Person entitled to receive such security or securities shall be entitled only to receive such security or securities as so modified and any dividends or proceeds received thereon on or after the date such exchange shall be deemed effected and none of the Company, the Trustee and the Exchange Agent shall be otherwise liable with respect to the modification of such security or securities, from the date such exchange is deemed effected and the date of such delivery.


Section 11.3. Cash Payments in Lieu of Fractional Shares.

          No fractional shares of GH Common Stock (or any form of fractional interest in any other security or property which is part of the Exchange Property) shall be delivered upon exchange of Debentures. If more than one Debenture shall be surrendered for exchange at one time by the same Holder, the number of full shares (or other integral units of such other securities or property) which shall be delivered upon exchange shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fractional share (or other fractional unit) which would otherwise be deliverable upon exchange of any Debenture or Debentures (or specified portions thereof), the Exchange Agent on behalf of the Company shall pay, on the date the exchange is deemed to be effected, a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Current Market Price per share of the GH Common Stock (or per unit of such other security or property) on the Business Day next preceding the date the exchange is deemed to be effected. The Exchange Agent is authorized to obtain the funds necessary or anticipated by the Exchange Agent to be necessary for payment of such fractional interests by the sale of shares of GH Common Stock (or other securities or Property which are part of the Exchange Property) held by the Exchange Agent, provided that after such sale the number of shares of GH Common Stock (and of such other securities or Property) held by the Exchange Agent shall be sufficient to permit the exchange of all outstanding Debentures for GH Common Stock (and any other Exchange Property), on the basis of the Exchange Rate then in effect, in accordance with the provisions of this Article 11. The Company agrees to furnish or cause to the furnished to the Exchange Agent any additional funds required to permit such cash payments with respect to fractional interests.


Section 11.4. Adjustment of Exchange Rate.

          (a) In the event that General Host shall (i) pay a dividend on GH Common Stock in shares of GH Common Stock, (ii) subdivide the outstanding shares of GH Common Stock into a greater number of shares of GH Common Stock,
(iii) combine outstanding shares of GH Common Stock into a smaller number of shares of GH Common Stock or (iv) issue, by reclassification of shares, shares of GH Common Stock (which in any such case shall apply to the shares of GH Common Stock constituting Exchange Property), the Exchange Rate in effect immediately prior thereto shall be proportionately adjusted so that the Holder of any Debenture thereafter surrendered for exchange shall be entitled to receive the number and kind of shares of GH Common Stock and other Exchange Property that such Holder would have owned or have been entitled to receive after the record date (or if there is no record date, the effective date) of any of the events described above had such Debenture been exchanged immediately prior to the happening of such event. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective as of immediately after the close of business on the record date in the case of a stock dividend and shall become effective as of immediately after the close of business on the effective date in the case of a subdivision or combination or reclassification. Any Holder surrendering any Debentures for exchange after such record date or effective date, as the case may be, shall be entitled to receive shares of GH Common Stock at the Exchange Rate as so adjusted pursuant to this Section 11.4(a) and any other Exchange Property apportioned thereto.

          (b) Notwithstanding anything contained herein to the contrary, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exchange Rate then in effect; provided, however, that any adjustments which by reason of this Section 11.4(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article 11 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

          (c) If the GH Common Stock constituting Exchange Property is exchanged for Exchange Property other than GH Common Stock, whether by operation of law or otherwise, the Company shall thereafter establish the Exchange Rate in such manner as will provide each Holder, upon exchange, that portion of each type of the Exchange Property held by the Exchange Agent at the time of such exchange equal to the aggregate amount of such Exchange Property multiplied by the fraction whose numerator is the principal amount of Debentures being exchanged by such Holder and whose denominator is the aggregate principal amount of Debentures outstanding immediately prior to such exchange.

          (d) Whenever the Exchange Rate is adjusted as herein provided, the Company shall determine the adjusted Exchange Rate in accordance with this
Section 11.4 and shall prepare an Officer's Certificate setting forth such adjusted Exchange Rate and any cash or other Property apportioned to the GH Common Stock and showing in detail the facts upon which such adjustment is based. Such certificate shall be conclusive evidence of the correctness of such adjustment. Such certificate shall forthwith be filed with the Exchange Agent and the Trustee, who may rely on such Officer's Certificate as conclusive evidence of the correctness of the adjustment. A notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate and any cash or other Property apportioned to the GH Common Stock shall as soon as practicable be mailed by or on behalf of the Company to the Holders at their last addresses as they shall appear upon the Debenture Register.


Section 11.5. Exchange Agent Agreement

          (a) Simultaneously with the execution and delivery of this Indenture, the Company is entering into the Exchange Agent Agreement with Texas Commerce Bank National Association, as Exchange Agent, pursuant to which the Company is depositing with the Exchange Agent, as agent for the Trustee and subject to the Pledge Agreement, 2,037,000 shares of GH Common Stock, which shall initially constitute the Exchange Property. The Exchange Agent shall be the exchange agent for the exchange of Debentures for GH Common Stock and other Exchange Property, if any, hereunder. The Company shall deposit with the Exchange Agent from time to time such additional Exchange Property not already held by the Exchange Agent as the Holders of all Debentures shall from time to time be entitled to receive from the Exchange Agent pursuant to this Article 11 or Article 11A hereof upon exchange thereof.

          (b) In case there shall be, at any time while any Debentures are outstanding, any dividend or other distribution of cash, securities or other Property on Exchange Property or in case there shall be granted with respect to any Exchange Property any subscription rights, options, warrants or other similar transferable rights, the Company shall, as soon as reasonably practicable after its receipt thereof, notify the Exchange Agent of such receipt and promptly, and in any event within five Business Days after the receipt thereof, deposit with the Exchange Agent pursuant to the Exchange Agent Agreement all such securities and other Property, including, without limitation, any transferable rights. Subject to the provisions of the next paragraph of this Section 11.5(b), such cash, securities or other Property shall be apportioned equally among the Exchange Property for which outstanding Debentures are exchangeable as of immediately after the close of business on the record date for the distribution or grant to which this
Section 11.5(b) applies, or, if there is no such record date, the effective date of such distribution or grant. Any Holder surrendering any Debentures after such record date, or such effective date, as the case may be, shall be entitled to receive, in addition to the Exchange Property for which such Debentures were exchangeable immediately prior to the close of business on such record date or effective date, the amount of cash, securities or other Property so apportioned to such Exchange Property as of the close of business on such record date or effective date.

          Notwithstanding the foregoing, in the event of any such distribution of transferable subscription rights, options, warrants or other similar Property which expire before the scheduled maturity of the Debentures, the Exchange Agent shall sell all such Property for cash and the proceeds of each such sale (after the payment of any expenses or taxes incurred by the Company or the Exchange Agent in connection with such sale) shall become Exchange Property and be apportioned equally among the Exchange Property for which outstanding Debentures are exchangeable as of the close of business on the day such sale is concluded. Any Holder surrendering any Debentures after such apportionment shall be entitled to receive, in addition to the Exchange Property for which such Debentures were exchangeable immediately prior to the close of business on the day such sale was concluded, the amount of cash, securities or other Property so apportioned to such Exchange Property as of the close of business on such day.

          In the event that a distribution or grant of cash, securities or other Property on Exchange Property shall be effected as contemplated by the two immediately preceding paragraphs, a notice stating that such distribution or grant has occurred and setting forth the additional cash, securities or other Property shall be provided to the Holders of Debentures at their last address as they appear upon the Debenture Register.

          In case there shall be, at any time while any Debentures are outstanding, any distribution or grant to holders of Exchange Property of any nontransferable subscription rights, options, warrants or other Property that shall, by the terms thereof, not be transferable to the Holders upon the exchange of Debentures, then the Company shall, in good faith, cooperate in such reasonable manner as any Holder may request to provide the economic benefits of such Property, if any, to the Holders, pursuant to a supplemental indenture or otherwise, without expense to the Company. The Company's obligation to cooperate with any such request shall be subject to receipt by the Company of assurances, acceptable to the Company in its sole discretion, against expense to the Company or liability to any Person. Any cash, securities or other Property so obtained by the Company with respect to any such nontransferable subscription rights, options, warrants or other Property shall be applied first to the Company's expenses in obtaining such cash, securities or other Property and the remainder shall be deposited with the Exchange Agent and shall be apportioned equally among the Exchange Property for which outstanding Debentures are exchangeable as of the close of business on the day such deposit is made. Any Holder surrendering any Debentures after such apportionment shall be entitled to receive, in addition to the Exchange Property for which such Debentures were exchangeable immediately prior to the close of business on the day such deposit is made, the amount of cash, securities or other Property so apportioned to such Exchange Property as of the close of business on such day.

          (c) The Trustee shall invest in U.S. Government Obligations with maturities of not more than 90 days all cash received by the Exchange Agent pursuant to Section 11.5(b). Any loss or gain on such investments shall be for the account of the Holders. The net income or net loss from such investments, if any, shall be apportioned equally among the Exchange Property for which outstanding Debentures are exchangeable as of immediately after the close of business on the date of actual receipt by the Exchange Agent. Any Holder surrendering any Debentures after such date shall be entitled to receive, in addition to the Exchange Property for which such Debentures are exchangeable and any cash, securities or other Property theretofore apportioned hereunder, the amount of such net gain or net loss so apportioned to such Exchange Property.

          (d) In the event of any reduction of the principal of Debentures outstanding (other than as a result of surrender for exchange for Exchange Property pursuant to this Article 11 or Article 11A hereof, as evidenced by the delivery to the Trustee by the Company of Debentures for cancellation), the Company shall be entitled to the kind and amount of Exchange Property as shall at the time be in excess of the kind and amount of Exchange Property which would be required for the exchange of all Debentures then outstanding for the Exchange Property on the basis of the then applicable Exchange Rate and the other terms and provisions of this Article 11, Article 11A hereof and the Exchange Agent Agreement. Upon expiration of the right to surrender Debentures for exchange pursuant to this Article 11 and when all other obligations of the Company shall have been satisfied under this Article 11 and Article 11A hereof and the Exchange Agent Agreement the Company's obligation to exchange Debentures for Exchange Property shall be terminated.

          (e) Prior to the exchange of the Debentures pursuant to this
Article 11 or Article 11A hereof, the Company shall have the full and unqualified right and power to exercise any rights to vote, or to give consents or take any other action in respect of, the GH Common Stock or any other securities included in the Exchange Property at any time held by the Exchange Agent and the Exchange Agent shall have no duty to exercise any such rights. The Company shall not be liable to any Holder as a result of any vote, or failure to vote, consent or failure to consent, or any other act or failure to act taken by the Company in respect of the GH Common Stock or any other securities included in the Exchange Property.

          (f) The obligations, covenants and agreements contained in the Exchange Agent Agreement shall not constitute obligations, covenants or agreements contained in this Indenture or any of the Debentures and neither the failure by the Company to observe any obligation, covenant or agreement contained in the Exchange Agent Agreement (unless such obligation, covenant or agreement shall also be contained in this Indenture) nor the failure of the Exchange Agent to fulfill any obligations, agreements or covenants set forth therein shall constitute (with or without the giving of notice, the passage of time or both) an Event of Default; provided, however, that nothing in this Section 11.5(f) shall impair the right of a Holder to receive the Exchange Property apportioned to such Holder's Debentures in exchange for such Debentures in accordance with the terms and conditions of this Article 11, and nothing in this Section 11.5(f) shall impair the rights and remedies of the Trustee and the Holders under Article 5 of the Indenture with respect to a failure by the Company to observe its express agreements and covenants to cause the exchange of Debentures actually surrendered for exchange pursuant to this Article 11 or Article 11A hereof for Exchange Property apportioned thereto in accordance with the terms and conditions of this
Article 11 or Article 11A hereof, as appropriate.


Section 11.6. Notice to Holders Prior to Certain Actions.

          In the event that General Host or other issuer of Exchange
Property shall declare a dividend (or any other distribution) on GH Common Stock or other Exchange Property or authorize the granting to the holders of such securities of subscription rights, options, warrants or similar rights, or reclassify such securities (other than a subdivision or combination of outstanding securities) or consolidate or merge for which approval of any securityholders of such issuer is required, or sell or transfer all or substantially all of its assets, or there shall occur the voluntary or involuntary dissolution, liquidation or winding-up of such issuer, then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at such Holder's address appearing on the Debenture Register, as promptly as practicable, a notice prepared by the Company stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights, or, if a record is not to be taken, the date as of which the holders of GH Common Stock or other Exchange Property of record to be entitled to such dividend, distribution or grant of rights are to be determined, or (y) the date, if known by the Company, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occurring and the date as of which it is expected that holders of such securities of record shall be entitled to exchange such securities for other securities or other Property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


Section 11.7. Covenants by the Company.

          So long as any Debentures shall be outstanding and exchangeable for GH Common Stock or other Exchange Property pursuant to this Article 11, the Company shall (i) preserve unimpaired the right of each Holder of Debentures, upon exchange thereof, to receive shares of GH Common Stock and/or other Exchange Property as such Holder shall from time to time be entitled to receive in accordance with the provisions of this Article 11 and
(ii) not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, the Exchange Property.


Section 11.8. Transfer Taxes.

          The Company will pay any and all taxes that may be payable solely in respect of the transfer and delivery of shares of GH Common Stock (or other securities included in the Exchange Property) pursuant to this Indenture, specifically excluding income, capital gains and similar taxes imposed on any Holder by reason of exchange of Debentures for Exchange Property; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the delivery, upon an exchange of Debentures, of shares of GH Common Stock (or other securities included in the Exchange Property) in a name other than that in which the Debentures so exchanged were registered, and no such transfer shall be made unless and until the Person requesting such transfer has paid to the Company or the Exchange Agent the amount of any such tax, or has established to the satisfaction of the Company and the Exchange Agent that such tax has been paid.


Section 11.9. Fully Paid Shares.

          The Company warrants and covenants that all shares of GH Common Stock delivered upon the exchange of Debentures will be fully paid and nonassessable and that each Holder of Debentures who receives shares of GH Common Stock or other Exchange Property in exchange for his Debentures pursuant to this Article 11 or Article 11A hereof will receive valid and marketable title to such Exchange Property, free and clear of all claims, liens and encumbrances (other than those that may be created or suffered to exist by such Holder). Except as provided in Section 11.8 hereof, the Company will pay all taxes, liens and charges with respect to the delivery of Exchange Property in exchange for Debentures under this Article 11 or Article 11A hereof.


Section 11.10.      Cancellation of Debentures.

          All Debentures delivered for exchange shall be delivered by the Exchange Agent to the Trustee and be cancelled by the Trustee, and the Trustee shall dispose of the same as provided in Section 2.14 hereof.


Section 11.11.      Merger of Issuer of Exchange Property.

          In case of any consolidation or merger of General Host or other issuer of Exchange Property with or into any other Person that results in shares of GH Common Stock or such other Exchange Property, as constituted prior to the consummation of such transaction, being converted into other securities and/or Property (including cash), or in case or any sale or transfer of all or substantially all of the assets of General Host or such other issuer (if in connection with such sale or transfer holders of GH Common Stock or other Exchange Property receive other securities and/or Property including cash, in exchange for their shares of GH Common Stock or other Exchange Property), or of any voluntary or involuntary dissolution, liquidation or winding-up of General Host or such other issuer, the Holder of each Debenture then outstanding shall have the right thereafter (subject to Section 11.14 hereof) to exchange such Debenture (i) for the kind and amount of securities and other property receivable upon such consolidation, merger, sale, transfer, dissolution, liquidation or winding-up by a holder of the number of shares of GH Common Stock or other Exchange Property for which such Debenture was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding-up and (ii) any other Exchange Property for which such Debenture was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. The above provisions of this Section 11.11 shall similarly apply to any successive consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

          Notice of such consolidation, merger, sale, transfer, dissolution, liquidation or winding up shall as soon as practicable be filed with the Exchange Agent and mailed by or on behalf of the Company to Holders at their last addresses as they shall appear on the Debenture Register.

          The Trustee shall not be under any responsibility to determine the correctness of any calculation relating either to the kind or amount of shares of stock or securities or Property or cash receivable by the Holders upon the exchange of their Debentures as herein provided after any such consolidation, merger, sale, transfer, dissolution, liquidation or winding up or to any adjustment to be made with respect thereto.


Section 11.12. Certain Tender or Exchange Offers for Exchange Property; Certain Votes.

          (a) In the event of a tender offer or exchange offer for any class of securities included within the Exchange Property, as promptly as possible the Company shall cause to be filed with the Trustee a notice of such offer and to be mailed to each Holder, at such Holder's address appearing on the Debenture Register, any solicitation material related to such offer and a request that instructions be provided to the Trustee by the Holders (evidenced by voting the then outstanding principal amount of Debentures owned by each Holder in favor of or against such tender or exchange) as to whether to tender Exchange Property in connection with such offer. On the second to last Business Day of such tender offer or exchange offer, the Trustee shall notify the Exchange Agent of the instructions received from Holders as of the close of business on the third to last Business Day of such tender offer or exchange offer, and the Exchange Agent shall deliver that number securities subject to such offer equal to all such securities constituting Exchange Property subject to such offer multiplied by the fraction (x) whose numerator is the aggregate principal amount of Debentures then outstanding, with respect to which the Trustee has received instructions to tender and (y) whose denominator is the aggregate principal amount of Debentures then outstanding. The cash, securities or other Property received in consideration for any Exchange Property so tendered in any such tender or exchange offer shall become Exchange Property and will be held by the Exchange Agent for the benefit of Holders as provided in this Indenture.

          (b) In the event that in connection with any matter submitted to the vote of the holders of GH Common Stock or other securities included among the Exchange Property, the Company elects not to vote such GH Common Stock or other securities, as promptly as practicable after such election the Company shall cause to be filed with the Trustee a notice of such vote and to be mailed to each Holder, at such Holder's address appearing on the Debenture Register, a copy of any proxy or other solicitation material received by the Company with respect to such vote together with a request that instructions as to such vote be provided to the Trustee by the Holders (evidenced by voting the then outstanding principal amount of Debentures owned by each Holder in favor of or against the matter subjected to such vote). On the second to last Business Day preceding such vote, the Trustee shall notify the Company of the voting instructions received from Holders as of the close of business on the third to last Business Day preceding such vote, and the Company shall vote in favor of the matter subjected to such vote such GH Common Stock or other securities included among the Exchange Property as equals the aggregate amount of such GH Common Stock or other securities included among the Exchange Property multiplied by the fraction whose numerator is the aggregate principal amount of Debentures with respect to which the Trustee has received instructions to vote in favor of such matter and whose denominator is the aggregate principal amount of Debentures with respect to which the Trustee has received instructions to vote with respect to such matter. All other GH Common Stock or other securities included among the Exchange Property shall be voted by the Company against the matter subjected to such vote.


Section 11.13.      Responsibility of Trustee Requirements.

          Subject to Section 8.1 hereof, neither the Trustee nor the Exchange Agent shall at any time be under any duty or responsibility to any Holder to determine whether any fact exists which may require any adjustment of the Exchange Rate or other adjustment, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor the Exchange Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Exchange Property which may at any time be issued or delivered upon the exchange of any Debenture or the market conditions existing at the time of sale of any Exchange Property; and neither the Trustee nor the Exchange Agent makes any representations with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for any failure of the Company to transfer or deliver any Exchange Property or certificates or other evidences thereof to the Exchange Agent as provided herein, or subject to the provisions of Section 8.1 hereof and the obligations of the Exchange Agent under the Exchange Agent Agreement, to comply with any of the covenants of the Company contained in this Article 11.


Section 11.14.      Tax Adjustments in Exchange Rate.

          If an event shall occur which causes the Company, the Trustee or the Exchange Agent to be taxed with respect to the receipt of any dividends or distributions constituting Exchange Property or the delivery thereof to the Exchange Agent or as a result of a merger, consolidation or sale or transfer of assets or of any voluntary or involuntary dissolution, liquidation or winding-up of General Host or other issuer of Exchange Property, and if, within 10 days after the effective date of such transaction, the Company shall furnish the Exchange Agent with an Opinion of Counsel to the effect that such transaction is taxable to the Company, the Trustee or the Exchange Agent and an Officers' Certificate as to the amount of federal, state or local tax payable by the Company, the Trustee or the Exchange Agent as a result of such transaction (computed by the Company at the marginal tax rate applicable to such transaction), the Exchange Agent shall pay to, or to the order of, the Company, in the case of taxes payable by the Company, or itself or the Trustee, in the case of taxes payable by it or the Trustee, the cash held by it and apportioned or to be apportioned to the Exchange Property for which outstanding Debentures are exchangeable, up to the amount of such taxes. In the event that the cash held by the Exchange Agent is so apportioned or to be apportioned is insufficient to pay to the Company, the Trustee or the Exchange Agent the amount of such taxes, the Exchange Agent shall, as soon as reasonably practicable and to the extent legally permissible, sell in accordance with written instructions received by the Company, or if no such instructions are received, as determined by the Exchange Agent, such Exchange Property (including any securities or other Property included therein) as may be necessary to pay, from the proceeds thereof after payment of any taxes by the Company, the Trustee or the Exchange Agent on such sale, the amount of any such deficiency. Any remaining proceeds of any such sale shall be apportioned among the Exchange Property. The Exchange Agent shall notify the Company and the Trustee of any such sale and the Exchange Property sold and shall sell all Exchange Property other than GH Common Stock prior to selling any shares of GH Common Stock. Following payment of all necessary amounts to the Company, the Trustee or the Exchange Agent, such Exchange Property held by the Exchange Agent and any cash apportioned thereto shall be proportionately adjusted so as to be apportioned equally to the Debentures outstanding as of immediately after the close of business on the record date of the effective date of the transaction to which this Section 11.14 applies (as shall be specified in Section 11.4 or 11.11 hereof, whichever is applicable). Any Holder surrendering Debentures after such record date, or such effective date, as the case may be, shall be entitled to receive the Exchange Property and any cash apportioned thereto as so adjusted pursuant to this paragraph. If this Section 11.14 shall apply to a transaction and the sale by the Company of the consideration receivable therein shall not be legally permissible and the amount of cash apportioned to the Exchange Property shall not be sufficient to pay all taxes payable by the Company, the Trustee or the Exchange Agent which arise from such transaction, the Company may direct the Exchange Agent to segregate for the benefit of the Company, the Trustee or the Exchange Agent (as the case may be) or deliver to the Company, the Trustee or the Exchange Agent (as the case may be) an amount of Exchange Property theretofore held by the Exchange Agent for exchange of Debentures having a Current Market Price equal to the unsatisfied portion of the tax payable by the Company, the Trustee or the Exchange Agent (as the case may be) with respect to such transaction including any tax payable upon the delivery or sale thereof in order to satisfy the aforementioned tax, and such Exchange Property shall thereafter be solely for the account of the Company, the Trustee or the Exchange Agent (as the case may be) and holders of Debentures shall have no rights thereto.

          In the event that an Opinion of Counsel given pursuant to this Indenture concludes that whether taxes are payable by the Company, the Trustee or the Exchange Agent is uncertain under the then state of the law or facts or both, the Company shall have the option of requesting the Exchange Agent to segregate the amount of funds that would be payable (or securities or other property in lieu thereof), if such taxes were deemed payable, together with the amount estimated in good faith to be the reasonable costs and expenses (including attorneys fees) of obtaining a determination as set forth below. The Holders shall have no right to such funds or securities or other property which shall be held by the Exchange Agent for the Company (or itself or the Trustee, as the case may be), the Exchange Property and any cash apportioned thereto deliverable upon exchange of Debentures pursuant to this Article 11 or Article 11A hereof shall be reapportioned as though such segregated amounts had been paid to the Company, the Trustee or the Exchange Agent for such taxes, and any Holders surrendering any Debenture after the record or effective date of the applicable transaction giving rise to an adjustment pursuant to this Section 11.14 shall be entitled to receive only such Exchange Property and any cash apportioned thereto upon exchange of Debentures pursuant to this Article 11 or Article 11A hereof as so reapportioned. The Company shall thereupon in good faith seek an appropriate determination from the appropriate agencies and, if judged necessary by the Company in good faith, from appropriate courts, as to whether taxes are so payable. If an appropriate determination is made that such taxes are so payable, then the Exchange Agent shall immediately pay the funds or deliver the securities or other property so segregated to the Company (or, if taxes are payable by the Exchange Agent or the Trustee, retain such funds or securities or other property for itself or the Trustee), and if an appropriate determination is made that such taxes are not payable or an amount of tax is payable which is less than the amount of funds or property so segregated, then the Exchange Agent, after paying to the Company (or itself or the Trustee, as the case may be) out of such funds or securities or other property the reasonable expenses and costs (including attorneys' fees) of obtaining such determination (and any taxes so payable), shall apportion such remaining funds or securities or other property which had been so segregated among the Exchange Property and cash apportioned thereto as of immediately after the close of business on the record date or the effective date of such transaction giving rise to an adjustment pursuant to Section
11.4 of 11.11 hereof, whichever is applicable. If any Debenture has been exchanged on or after such record date or such effective date, as the case may be, and before a determination is made that no taxes are payable or an amount of tax is payable which is less than the amount of funds or securities or other property so segregated, the Company to the extent not previously delivered, shall deliver such Exchange Property and any cash apportioned thereto as reapportioned following such determination, to the Person to which and in the manner in which the other proceeds of the exchange of such Debentures were delivered.


                                 ARTICLE 11A
                             MANDATORY EXCHANGE

Section 11A.1.      Exchange Event.

          If at any time after December 1, 1997, the Current Market Price of the GH Common Stock shall have exceeded $7.375 for the prior 20 consecutive trading days (the "Exchange Event"), the Debentures will become subject to mandatory exchange at the close of business on such twentieth trading day at 100% of the principal amount thereof for Exchange Property at the Exchange Rate (as determined in accordance with Article 11 hereof) on the date such exchange is effective. Such mandatory exchange shall be effective at the close of business on the thirtieth day after such Exchange Event, or, if such day is not a Business Day, on the next following Business Day and only in accordance with the provisions of this Article 11A.

Section 11A.2.      Notice of Exchange Event.

          Upon the occurrence of an Exchange Event, as promptly as practicable the Company shall file with the Trustee and cause to be mailed to each Holder at such Holder's address appearing on the Debenture Register a notice of such Exchange Event to each Holder stating:

          (a) the date upon which such exchange shall be made;

          (b) the name and address in New York, New York of the Exchange Agent to whom the Debentures are to be surrendered for exchange;

          (c) that the Debentures called for exchange must be surrendered to the Exchange Agent to receive the Exchange Property into which such Debentures are exchanged; and

          (d) that interest on the Debentures ceases to accrue on and after the date such exchange is effective and thereafter the only remaining right of the Holders shall be to receive Exchange Property and unpaid interest accrued through such date upon surrender of the Debentures to the Exchange Agent.


Section 11A.3.      Effect of Notice of Exchange Event.

          Once a notice of an Exchange Event is mailed in accordance with
Section 11A.2 hereof, the exchange of Debentures for Exchange Property pursuant to this Article 11A shall become effective as specified in Section 11A.1 hereof regardless of whether such Debenture shall then have been surrendered for exchange, and at such time, except as provided in the last sentence of this Section 11A.3, the rights of the Holder of such Debenture as a Holder shall cease with respect thereto and the Person in whose name any certificate or certificates for shares of GH Common Stock and/or other Exchange Property shall be deliverable upon such exchange shall, as between such Person and the Company, be deemed to have become on said date the holder of record of the shares or other Property represented thereby. Accrued but unpaid interest with respect to the Debentures through the date of such exchange shall be paid to the Holders of record on the date of such exchange or, if such date occurs after a Record Date but on or prior to the related Interest Payment Date, to the Holders of record on such Record Date. Such interest shall be paid in the same manner as if the date of such exchange were a regular Interest Payment Date. On and after such date of exchange, unless the Company defaults in the payment of the principal amount of the Debentures by delivery of Exchange Property or the payment of interest accrued through such date of exchange, interest shall cease to accrue on the Debentures and all rights of Holders of such Debentures shall terminate except for the right to receive Exchange Property and such interest payment.



Section 11A.4.      Delivery of Exchange Property.

          As promptly as practicable after the surrender of such Debenture in compliance with this Section 11A.4, the Exchange Agent shall deliver at such office or agency to such Holder, or on such Holder's written order, a certificate or certificates free of the Security Interest created by the Pledge Agreement for the number of full shares of GH Common Stock and/or whole interests of other Exchange Property deliverable upon the exchange of such Debenture or portion thereof in accordance with the provisions of
Article 11 hereof and this Article 11A together with a check or cash in respect of any fractional interest in respect of a share of GH Common Stock or other Exchange Property due upon such exchange, as provided in Section
11.3 hereof. In addition, as promptly as practicable after such date of exchange, the Paying Agent shall pay to the Holders as of the close of business on such date unpaid interest accrued on the Debentures through such date.

          Delivery of any certificate or certificates and/or of any check or other evidence of Exchange Property (but not of interest payable on the Debentures) may be delayed for a reasonable period of time at the request of the Company in order to effectuate the calculations of the adjustments pursuant to Article 11 hereof, to obtain any certificate representing securities to be delivered, to complete any reapportionment of the shares of GH Common Stock or the Exchange Property apportioned thereto which is required by Article 11 hereof or to comply with any applicable law. If, between the date an exchange under this Article 11A is deemed effective and the date of delivery of the Exchange Property, such Exchange Property shall cease to have any or certain rights, or a record date or effective date of a transaction to which Section 11.4, 11.5 or 11.11 hereof applies shall occur, the Person entitled to receive such Exchange Property shall be entitled only to receive such Exchange Property as so modified and any dividends or proceeds received thereon on or after the date such exchange shall be deemed effected and none of the Company, the Trustee and the Exchange Agent shall be otherwise liable with respect to the modification of such security or securities, from the date such exchange is deemed effected and the date of such delivery.

          The Company's delivery to the Holder of a fixed number of shares of GH Common Stock (and any cash in lieu of fractional shares of GH Common Stock) and/or other Exchange Property into which such Debenture is exchangeable shall be deemed to satisfy the Company's obligation to pay the principal amount of such Debenture.


                                 ARTICLE 12
                              SECURITY INTEREST


Section 12.1. Pledge and Security Interest.

          Prior to the issuance of the Debentures, the Company and the Trustee shall execute and deliver the Pledge Agreement, pursuant to which the Company shall grant the Security Interest in favor of the Trustee, for the benefit of the Holders. Each Holder, by accepting a Debenture, agrees to all of the terms and provisions of the Pledge Agreement.

          The Security Interest as now or hereafter in effect shall be held to secure the payment of principal of and interest on the Debentures for the equal and ratable benefit and security of the Holders, without preference, priority or distinction of any one over another by reason of difference in time of issuance of a Debenture, sale or otherwise, and for the enforcement of the payment of principal of the Debentures, in accordance with their terms.

          Pursuant to the Pledge Agreement, the Company shall deliver to the Exchange Agent, prior to the issuance of the Debentures, Collateral consisting of the 2,037,000 shares of GH Common Stock held by it, and will execute and deliver, file and record, all instruments and documents necessary to subject the Collateral to the Security Interest. The Exchange Agent shall maintain possession of the Collateral as agent for the Trustee.

          Upon the granting of the Security Interest in the Collateral to the Trustee, and thereafter as may be required, the Company shall provide to the Trustee such Opinions of Counsel, compliance certificates and other reports as the Trustee shall reasonably request.

          The Company shall cause the Collateral to be free and clear of any Lien or claim of any other Person and shall not dispose of any Collateral except in accordance with this Indenture or the Pledge Agreement.

          In accordance with the Pledge Agreement, all Exchange Property paid or distributed to the Company or any Subsidiary will be promptly delivered to the Exchange Agent by the Company for application in accordance with this Section 12.1 and, to the extent applicable, Section 11.4 hereof.


Section 12.2. Reliance on Opinion of Counsel.

          The Trustee and the Exchange Agent shall, before taking any action under this Article 12 or the Pledge Agreement, respectively, be entitled to receive an Opinion of Counsel, stating (a) the legal effect of such action,
(b) the steps necessary to consummate the same and perfect the Trustee's security interest with respect to the Collateral, (c) that such action will not be in contravention of the provisions of this Indenture and (d) that such opinion shall be full protection to the Trustee or the Exchange Agent, as the case may be, for any action taken or not taken in reliance thereon.


Section 12.3. Purchaser May Rely.

          A purchaser in good faith of any Collateral or interest therein which is transferred or granted by the Trustee or the Exchange Agent as provided in this Article 12 or the Pledge Agreement may rely on the authority of the Trustee or the Exchange Agent, as the case may be, to execute a transfer, grant or release, and shall not be bound to ascertain or inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see the application of the purchase price therefor.


Section 12.4. Payment of Expenses.

          On demand of the Trustee or the Exchange Agent, the Company forthwith shall pay, or satisfactorily provide for, all reasonable expenditures incurred by the Trustee or the Exchange Agent under this Article 12 and the Pledge Agreement.


Section 12.5. Suits to Protect the Collateral.

          To the extent permitted hereunder and under the Pledge Agreement, the Trustee and the Exchange Agent each shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Pledge Agreement or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may reasonably be believed to be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders, the Trustee or the Exchange Agent.


Section 12.6. Duties of Trustee and Exchange Agent.

          The powers conferred upon the Trustee and the Exchange Agent by this Article 12 and the Pledge Agreement are solely to protect their respective interests and the interest of the Holders in the Collateral and shall not impose any duty upon either of them to exercise any such powers except as expressly provided in this Indenture and the Pledge Agreement. Neither the Trustee nor the Exchange Agent shall be under any duty whatsoever to the Company to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture and the Pledge Agreement, as applicable. Neither the Trustee nor the Exchange Agent shall be liable to the Company for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee or the Exchange Agent be under any duty to the Company to take any action whatsoever with regard thereto. Neither the Trustee nor the Exchange Agent shall have any duty to the Company to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the respective rights of the Trustee and the Exchange Agent in or to, any of the Collateral, except with regard to the safekeeping of any Collateral perfected by the Exchange Agent's possession thereof as agent of the Trustee, and, with regard to such safekeeping, the Exchange Agent shall be liable only for any damages that result from negligence, willful misconduct or bad faith.


                                 ARTICLE 13
                     SUBORDINATION OF INTEREST PAYMENTS


Section 13.1. Agreement to Subordinate.

          The Company covenants and agrees, and the Trustee and each Holder by accepting a Debenture covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 13; and each Person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of interest on the Debentures by the Company shall, to the extent and in the manner set forth in this Article 13, be subordinated and junior in right of payment to the prior payment in full of all amounts payable under Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness. The subordination provided by this Article 13 shall not apply to the payment of principal on the Debentures and shall not apply to the payment of interest on the Debentures after an Event of Default if a court of competent jurisdiction has enjoined or terminated the Company's obligation to pay the principal amount of the Debentures by delivery of Exchange Property.


Section 13.2. Certain Definitions.

          "Senior Indebtedness" means the principal of, premium, if any, and unpaid interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or any similar proceeding) on the following, whether heretofore or hereafter created, incurred, assumed or guaranteed: (i) all indebtedness for borrowed money, created, incurred, assumed or guaranteed by the Company (other than the 11 1/2% Subordinated Debentures due 2003 of the Company and the 6 7/8% Convertible Subordinated Notes due 2002 of the Company and any indebtedness incurred with respect to the refinancing thereof) and any other indebtedness of the Company evidenced by a note or written instrument given in connection with the acquisition of any business, properties or assets of any kind; (ii) obligations of the Company under any agreement to lease, or lease of, any real or personal Property, which obligations are required to be capitalized on the books of the Company in accordance with GAAP and leases of property or assets made as part of any sale and lease-back transaction to which the Company is a party; and (iii) any and all deferrals, modifications, renewals or extensions of any indebtedness or other obligation described in clause (a) of this Section 13.2, unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Debentures.

          Notwithstanding the foregoing, Senior Indebtedness shall not include indebtedness of the Company to a Subsidiary or of a Subsidiary to the Company and shall not include indebtedness or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of the Company or of any other Person from whom such indebtedness or amount was assumed.

          The right of Holders to the payment of interest on the Debentures is senior in right of payment to the obligations evidenced by the 11 1/2% Subordinated Debentures of the Company due 2003 and the 6 7/8% Convertible Subordinated Notes due 2002 of the Company and shall be senior in right of payment to any indebtedness incurred with respect to the refinancing thereof. In this regard, the Company covenants that it will not incur any indebtedness with respect to the refinancing of such debentures or notes unless such indebtedness is expressly subordinated in right of payment to the payment of interest on the Debentures.

          "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.


Section 13.3. Liquidation; Dissolution; Bankruptcy.

          Upon any distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property:

          (a) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or in a manner satisfactory to the holders of such Senior Indebtedness, of all Senior Indebtedness before Holders shall be entitled to receive any payments of subordinated interest on Debentures; and

          (b) until the Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holders of such Senior Indebtedness, any distribution of subordinated interest on the Debentures to which Holders would be entitled but for this Article 13 shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Debentures.

          A distribution may consist of cash, securities or other Property.


Section 13.4. Company Not to Make Payments with Respect to Debentures in
              Certain Circumstances.

          (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the subordinated interest on the Debentures.

          (b) Upon the happening and continuation of an Event of Default (or if any event of default would result upon any payment of interest with respect to the Debentures) with respect to any Senior Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of, premium, if any, or interest on or any other amount owing in respect of such Senior Indebtedness, upon written notice thereof given to the Company and the Trustee by holders of Senior Indebtedness or their Representative, then, unless such an event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the subordinated interest on the Debentures.


Section 13.5. Acceleration of Debentures.

          If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.


Section ansm. When Distribution Must Be Paid Over.

          If a distribution is made to Holders that, because of this Article 13, should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.


Section 13.7. Notice by Company.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of interest on the Debentures to violate this Article 13.


Section 13.8. Subrogation.

          After all Senior Indebtedness is paid in full and until the interest on the Debentures is paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 13 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.


Section 13.9. Relative Rights.

          This Article 13 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

              (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay interest on the Debentures in accordance with their terms;

              (2) affect the relative rights of Holders and creditors of the Company, other than holders of Senior Indebtedness; or

              (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

          If the Company fails because of this Article 13 to pay interest on a Debenture on the due date, such failure shall nevertheless be deemed an Event of Default.


Section 13.10.      Subordination May Not be Impaired by Company.

          No right of any present or future holder of Senior Indebtedness to enforce the subordination of the interest payments on the Debentures shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or by any act, or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture regardless of any knowledge thereof, which any such holder may have or otherwise be charged with.


Section 13.11.      Distribution of Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.


Section 13.12.      Rights of Trustee and Paying Agent.

          Notwithstanding any provisions of this Indenture to the contrary, the Trustee and any Paying Agent may continue to make interest payments on the Debentures and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives written notice (received by a Responsible Officer, in the case of the Trustee) that such payments may not be made under this Article 13 and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Article 8 hereof, and any Agent shall be entitled to assume conclusively that no such facts exist. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative (or any Representative, if more than one) may give the notice with respect to such Senior Indebtedness.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative), and shall be entitled to rely on any written notice by a Person representing himself to be a holder of Senior Indebtedness to the effect that such issue of Senior Indebtedness has no Representative.

          The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness by virtue of the provisions of this Article
13. The Trustee's responsibilities to the holders of Senior Indebtedness are limited to those set forth in this Article 13 and no implied covenants or obligations shall be read into this Indenture. The Trustee shall not become liable to the holders of Senior Indebtedness if it makes a payment prohibited by this Article 13 in good faith.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


Section 13.13.      Effectuation of Subordination by Trustee.

          Each Holder, by acceptance of a Debenture, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 13 and appoints the Trustee his attorney-in-fact for any and all such purposes.


                                 ARTICLE 14
                             MEETINGS OF HOLDERS


Section 14.1. Purposes for Which Meetings May Be Called.

          A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 14 for any of the following purposes:

          (a) to give any notice to the Company, or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of
Article 7 hereof;

          (b) to remove the Trustee or to appoint a successor Trustee pursuant to the provisions of Article 8 hereof; and

          (c) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.


Section 14.2. Manner of Calling Meetings.

          The Trustee may at any time call a meeting of Holders to take any action specified in Section 14.1 hereof, to be held at such time and at such place in Dallas, Texas or such other place as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, and to the Holders at their addresses appearing on the Debenture Register, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

          Any meeting of Holders shall be valid without notice if the Holders of all Debentures then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.


Section 14.3. Call of Meetings by the Company or Holders.

          In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 14.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Debentures in the amount above specified may determine the time and place in Dallas, Texas for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 14.2 hereof or this Section 14.3, or by causing notice thereof to be published at least once in each of two successive weeks in The Wall Street Journal (each regional edition), the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.


Section 14.4. Who May Attend and Vote at Meetings.

          To be entitled to vote at any meeting of Holders, a Person shall
(a) be a registered Holder of one or more Debentures or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.


Section 14.5. Regulations May be Made by Trustee; Conduct of the Meeting;
              Voting Rights; Adjournment.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Debentures entitled to vote at such meeting, in which case those and only those Persons who are Holders of Debentures at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 14.3 hereof, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

          At any meeting such Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by such Holder, provided, however, that no vote shall be cast or counted at any meeting in respect of any Debentures challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. At any meeting of Holders, the presence of Persons holding or representing Debentures in an aggregate principal amount sufficient to take action upon the business for which the meeting is called shall be necessary for a quorum; but if less than a quorum is present, the Holders of a majority of the aggregate principal amount of Debentures represented at such meeting may adjourn such meeting with the same effect as though a quorum had been present. Any meeting of Holders duly called pursuant to the provisions of Section 14.2 or 14.3 hereof may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Debentures represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.


Section 14.6. Voting at the Meeting and Record to be Kept.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amount of the Debentures voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Sections 14.2 or 14.3 hereof or published as provided in Section 14.3 hereof. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.


Section 14.7. Exercise of Rights of Trustee or Holders May Not Be Hindered
              or Delayed by Call of Meeting.

          Nothing contained in this Article 14 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.


                                 ARTICLE 15
                                MISCELLANEOUS


Section 15.1. Notices.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

              Pier 1 Imports, Inc.
              301 Commerce Street, Suite 600
              Fort Worth, Texas 76102

              Attention: General Counsel
              Telecopier No.: (817) 878-7861


          If to the Trustee:

              Texas Commerce Bank National Association
              2200 Ross Avenue, 5th Floor
              Dallas, Texas 75201

              Attention:  Corporate Trust - Greg Dickey
              Telecopier No.: (214) 965-3577


          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Debenture Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.


Section 15.2. Communication by Holders with Other Holders.

          Within five Business Days after the receipt by the Trustee of a written application by any three or more Holders stating that such Holders desire to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and accompanied by a copy of the form of proxy or other communication which such Holders propose to transmit, and by reasonable proof that each such Holder has owned a Debenture for a period of at least three months preceding the date of such application, the Trustee shall, at its election, either:

              (1) afford to such Holders access to all information so furnished to or received by the Trustee related to the addresses of the other Holders; or

              (2) inform such Holders as to the approximate number of Holders according to the most recent information so furnished to or received by such Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such Holders access to such information, the Trustee shall, upon the written request of such Holders, mail to all such Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing. The Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 15.2.


Section 15.3. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, upon request, furnish to the Trustee an Officers' Certificate and/or an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 15.4 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.


Section 15.4. Statements Required in Certificate.

          Each certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

          (a) a statement that the Person providing such certificate has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.


Section 15.5. Rules by Agents.

          The Registrar, Paying Agent or Exchange Agent each may make reasonable rules and set reasonable requirements for its functions.


Section 15.6. No Recourse Against Others.

          No past, present or future director, officer, employee, agent, manager, stockholder or other Affiliate of the Company shall have any liability for any obligations of the Company under the Debentures, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability.


Section 15.7. Governing Law.

          This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.


Section 15.8. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


Section 15.9. Successors.

          All agreements of the Company in this Indenture and the Debentures shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.


Section 15.10.      Severability.

          In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


Section 15.11.      Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


Section 15.12.      Table of Contents, Headings, etc.

          The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


Section 15.13.      Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any Person may certify to give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer may be based insofar as it relates to legal matters, upon a certification or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of public officials or upon a certificate or opinion of, or representations by, an Officer or Officers unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


Section 15.14.      Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
8.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 15.14.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

          (c) The Company may fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by the Holders. If not set by the Company within 10 days after written request to the Company to set such a record date and specifying in such request in general terms the reason for the meeting, then the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.5 hereof) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this Section 15.14 shall not apply with respect to, any Act by the Holders pursuant to Section 7.2, 7.6 or 11.12 hereof.

          (d) The ownership of Debentures shall be proved by the Debenture Register.

          (e) Any act of a Holder shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

          (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.


Section 15.15.      Benefits of Indenture.

          Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


Section 15.16.      Interest Limitations.

          Anything in this Indenture or any Debenture to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Debenture and shall never be required to pay interest on such Debenture at a rate in excess of the Highest Lawful Rate (as defined below), and if the effective rate of interest which would otherwise be payable under this Indenture and such Debenture would exceed the Highest Lawful Rate, or if the Holder of such Debenture shall receive any unearned interest or shall receive monies or other consideration that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Indenture and such Debenture to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Indenture and such Debenture shall be reduced to the amount allowed under applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall, at the option of the Holder of such Debenture, be refunded to the Company. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Holder under the Debenture held by it, or under this Indenture, shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Debentures all interest (and other consideration deemed to constitute interest) at any time contracted for, charged or received by such Holder in connection therewith. If at any time and from time to time (i) the amount of interest payable to any Holder on any date shall be computed at the Highest Lawful Rate pursuant to this Section 15.16 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Holder would be less than the amount of interest payable to such Holder computed at the Highest Lawful Rate, then the amount of interest payable to such Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to such Holder shall equal the total amount of interest which would have been payable to such Holder if the total amount of interest had been computed without giving effect to this Section 15.16.

          "Highest Lawful Rate" means the maximum non-usurious rate of interest permitted by applicable law, which the parties intend shall be the laws of the State of New York. The Trustee shall have no duty to monitor, calculate or determine the Highest Lawful Rate.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

                             PIER 1 IMPORTS, INC.


                             By:________________________________

                             Its:_______________________________

Attest:


_______________________  (SEAL)


                             TEXAS COMMERCE BANK NATIONAL
                                ASSOCIATION, as Trustee


                             By:________________________________

                             Its:_______________________________

Attest:


_______________________  (SEAL)

                             (Face of Security)                     EXHIBIT A

                       8-1/2% EXCHANGEABLE DEBENTURES
                            DUE DECEMBER 1, 2000

No.________________                                        $_________________
CUSIP No. 720279AE8

                            PIER 1 IMPORTS, INC.

          Pier 1 Imports, Inc., a Delaware corporation (the "Company"), for value received, promises to pay to ________________________________________
____________________________________________________________ or registered assigns, the Exchange Property (as defined in the within-mentioned Indenture), as provided herein and in the Indenture, on December 1, 2000.

Interest Payment Dates:  June 1 and December 1, commencing June 1, 1995.

Record Dates:  May 15 or November 15 (whether or not a Business Day).

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually, or by facsimile, by its duly authorized officer, and has caused a facsimile of the corporate seal of the Company to be affixed to, or imprinted on, this Debenture.

Dated:                          PIER 1 IMPORTS, INC.

                                By:_____________________________
                                       Officer of the Company
                                (SEAL)

                                Attest:_________________________

                                By:_____________________________
                                    Secretary

This is one of the 8-1/2% Exchangeable
Debentures due December 1, 2000
referred to in the within-mentioned
Indenture:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee

By:________________________________
          Authorized Signature

Dated:______________________, 199__

                               (Reverse Side)

                            PIER 1 IMPORTS, INC.

             8-1/2% Exchangeable Debentures due December 1, 2000

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF PIER 1 IMPORTS, INC. (THE "COMPANY") THAT THIS SECURITY MAY BE RESOLD OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY,
(2) IF THIS SECURITY IS EVIDENCED BY A GLOBAL DEBENTURE, PURSUANT TO RULE 144A, (3) IN RELIANCE ON ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE REGISTRAR OR CO-REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL (SATISFACTORY TO THE COMPANY AND THE REGISTRAR OR CO-REGISTRAR) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR
(4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Indenture (the "Indenture") dated as of December 8, 1994 by and between Pier 1 Imports, Inc. and Texas Commerce Bank National Association, as Trustee (the "Trustee").

          1. Description of Debentures. This Debenture is one of a duly authorized issue of 8-1/2% Exchangeable Debentures due December 1, 2000 (the "Debentures") of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), limited in aggregate principal amount to $12,500,000.

          2. Interest. The Company shall pay interest on the outstanding principal amount of this Debenture at the rate of 8-1/2% per annum. The Company will pay interest semi-annually on June 1 and December 1 of each year commencing June 1, 1995, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"), to Holders of record at the close of business on the May 15 or November 15 (each a "Record Date") immediately preceding the applicable Interest Payment Date.

          Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Debenture. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on this Debenture; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          3. Method of Payment. The Company shall pay interest on the Debentures (except Defaulted Interest) at the office of the Paying Agent in New York, New York to the Persons who are Holders at the close of business on the Record Date next preceding the Interest Payment Date, irrespective of whether such Debentures shall have been cancelled after such Record Date and
on or before such Interest Payment Date.   The Company shall pay principal at
the office of the Exchange Agent in New York, New York by delivery of Exchange Property at the Exchange Rate. The Holder hereof must surrender
this Debenture to the Exchange Agent to receive the Exchange Property.   The
Company shall pay interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay interest and, if applicable, principal by check payable in such money. The Company may mail an interest check to the Holder's registered address.

          4. Paying Agent and Registrar. Initially, the Trustee shall act as Exchange Agent, Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company and any of its Subsidiaries may act as Paying Agent or Registrar, but not as Exchange Agent.

          5. Indenture. The Company issued the Debentures under the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Debentures.

          6. Optional Exchange. Subject to the provisions of the Indenture, the Holder hereof shall have the right, at the Holder's option, at any time prior to the close of business on December 1, 2000 (or if earlier mandatorily exchanged as described in the next paragraph, the close of business on the day such exchange is effected), to exchange this Debenture, in whole or in part (in denominations of $1,000 or multiples thereof), at 100% of the principal amount hereof so exchanged into fully paid and nonassessable shares of GH Common Stock, at an exchange rate of 162.96 shares of GH Common Stock together with all other Exchange Property apportioned thereto per $1,000 principal amount of Debentures, subject to adjustment in accordance with Article 11 of the Indenture (the "Exchange Rate"). To exchange this Debenture, the Holder must (1) complete and sign the notice below, (2) surrender this Debenture to the Exchange Agent, (3) furnish appropriate endorsements and transfer documents, if required by the Exchange Agent, and (4) pay any transfer or similar tax, if required by the Indenture. Debentures surrendered for optional exchange after a Record Date but on or prior to the related Interest Payment Date shall be accompanied by payment of the amount equal to the interest payable on such Interest Payment Date on the principal amount of the Debentures being surrendered for exchange, except after an Exchange Event. No fractional shares will be issued upon any exchange but an adjustment in cash shall be made, as provided in the Indenture, in respect of any fraction of a security which would otherwise be issuable upon the surrender of any Debenture for exchange. A Holder is not entitled to any rights of a holder of GH Common Stock or other Exchange Property until such Holder has exchanged his Debentures for Exchange Property, and only to the extent such Debentures have been exchanged for Exchange Property under the Indenture.

          7. Mandatory Exchange. If at any time after December 1, 1997, the Current Market Price of the GH Common Stock shall have exceeded $7.375 for the prior 20 consecutive trading days (the "Exchange Event"), the Debentures will become subject to mandatory exchange at the close of business on such twentieth trading day at 100% of the principal amount thereof for Exchange Property at the Exchange Rate on the date such exchange is made, together with interest accrued but unpaid on the Debentures through the date such exchange is effective. Such mandatory exchange shall be effective at the close of business on the thirtieth day after such Exchange Event, or, if such day is not a Business Day, on the next succeeding Business Day.
Interest shall cease to accrue on the Debentures at the close of business on the date such mandatory exchange is so made, unless the Company shall default in the payment of the principal of or interest on the Debentures then due. Notice of an Exchange Event shall be mailed to Holders as promptly as practicable after the occurrence thereof. No fractional shares will be issued upon any exchange but an adjustment in cash shall be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture for exchange.

          8. Subordination. The payment of interest on Debentures is subordinated to the payment of Senior Indebtedness; provided, however, that if upon an Event of Default which results in acceleration of the payment of principal under the Indenture a court of competent jurisdiction enjoins or terminates the Company's obligation to pay the principal amount of the Debentures by delivery of Exchange Property, then the payment of interest after such Event of Default shall not be so subordinated. To the extent provided in the Indenture, Senior Indebtedness shall be paid in full prior to any payment of subordinated interest on the Debentures. The Company agrees, and each Holder by accepting a Debenture agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee his attorney-in-fact for any and all such purposes.

          9. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Debenture is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Debenture and for all other purposes whatsoever, whether or not this Debenture is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Debenture shall be treated as its owner for all purposes.

          10. Denominations, Transfer, Exchange. The Debentures are initially issued in global form. The Global Debenture represents such of the outstanding Debentures as shall be specified therein or endorsed thereon in accordance with the Indenture. Definitive Debentures may be issued upon exchange of interests in the Global Debenture as provided in the Indenture and shall be in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Debentures may be registered and the Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          11. Discharge Prior to Mandatory Exchange or Maturity. If, at any time, the Company deposits with the Trustee Exchange Property, money and/or U.S. Government Obligations sufficient to pay the principal of, and interest on, the Debentures to maturity, and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Debentures (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Debentures and to exchange the same for Exchange Property).

          12. Pledge and Security Interest. The Company has pledged to the Trustee, for the benefit of the Holders, 2,037,000 shares of common stock of General Host Corporation owned by the Company (the "Pledge").

          13. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Section 7.1(e) or 7.1(f) of the Indenture as a result of a case or proceeding involving the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare all of the Debentures to be and become due and payable. If an Event of Default specified in
Section 7.1(e) or 7.1(f) of the Indenture occurs as a result of a case or proceeding in which the Company is the subject debtor, all the Debentures then outstanding shall ipso facto become immediately due and payable in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures.

          14. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Pledge Agreement or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures. Without notice to or the consent of any Holder, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency (provided the same does not adversely affect the rights of any Holder), to provide for assumption of Company obligations to Holders or to make any change that does not adversely affect the rights of any Holder.

          15. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

          16. No Recourse Against Others. No past, present or future director, officer, employee, agent, manager, stockholder or other Affiliate of the Company, as such, shall have any liability for any obligations of the Company under this Debenture, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

          17. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

          Pier 1 Imports, Inc.
          301 Commerce Street, Suite 600
          Fort Worth, Texas  76102
          Attention:   Corporate Secretary

                        FORM OF ELECTION TO EXCHANGE

          The undersigned hereby irrevocably exercises the option to exchange this Debenture, or the portion below designated, into Exchange Property in accordance with the terms of the Indenture referred to in this Debenture, and directs that the securities (and/or other property) issuable and deliverable upon exchange, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If such shares (and/or other property) are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:______________________

Portion of this Debenture
to be exchanged (if partial
exchange, $1,000 or an
integral multiple thereof): $
                                      Signature:_____________________________
                                              (Sign exactly as name appears
                                               on the face of this Debenture)

                                      Address:_______________________________
                                      Phone No.:_____________________________

          If securities included in the Exchange Property are to be issued and registered otherwise than to the registered Holder named above, please print the name and address, including zip code, and social security or other taxpayer identification number of the person to whom such securities are to be issued.

                                      Name:__________________________________

                                      Address:_______________________________
                                            _______________________________

                                      Social Security No.:___________________

Signature Guaranteed:


By:__________________________________
(Bank or trust company having an office
 or correspondent in the United States or a
 broker or dealer which is a member of a
 registered  securities exchange or the National
 Association of Securities Dealers, Inc.)

                               ASSIGNMENT FORM

          To assign this Debenture, fill in the form below: The undersigned hereby assigns and transfers this Debenture to

____________________________________________________________________________
____________________________________________________________________________
             (Insert assignee's social security or tax I.D. no.)

____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________
_______________agent to transfer this Debenture on the books of the Company.

Date: ________________


                                      Signature:_____________________________
                                                (Sign exactly as name appears
                                               on the face of this Debenture)

                                      Address:_______________________________
                                      Phone No.:_____________________________


Signature Guaranteed:


By: _____________________________________
(Bank or trust company having an office or
 correspondent in the United States or a
 broker or dealer which is a member of a
 registered securities exchange or the National
 Association of Securities Dealers, Inc.)

                                                                   Exhibit B

                              PLEDGE AGREEMENT

     PLEDGE AGREEMENT, dated December 15, 1994, between PIER 1 IMPORTS, INC., a Delaware corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee (the "Secured Party").

     WHEREAS, the Debtor is issuing 8-1/2% exchangeable debentures (the "Debentures") in an aggregate principal amount of $12,500,000, pursuant to that certain indenture dated the date hereof, between the Debtor and the Secured Party (the "Indenture");

     WHEREAS, the Texas Commerce Bank National Association is acting as Exchange Agent (the "Exchange Agent") pursuant to the Exchange Agent Agreement, dated the date hereof, between the Debtor and the Secured Party; and

     WHEREAS, the Debtor is agreeing to provide security for the repayment of principal and exchange of the Debentures;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees with the Secured Party as follows:

     1. Security Interest. The Debtor hereby grants to the Secured Party for the equal and ratable benefit of the Holders (as defined in the Indenture), a continuing security interest in all the Debtor's right, title and interest in and to the Exchange Property (as defined in the Indenture)including all after acquired property and proceeds, as it may be adjusted and supplemented from time to time (the "Collateral").

     2. Obligations Secured. The security interest granted herein secures the due and punctual payment of the Debentures and performance by the Debtor of its obligations under the Debentures and the Indenture, whether joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and all modifications, renewals, extensions, rearrangements, substitutions and replacements thereof (collectively, the "Obligations").

     3. Representations and Warranties. The Debtor hereby represents and warrants as follows:

          (i) the Debtor is the sole legal and equitable owner of all the Collateral, has good legal title thereto free from any adverse claim, security interest, encumbrance, lien, charge or any other right, title or interest of any person other than the Secured Party under this Pledge Agreement;

          (ii) the Debtor has full power and lawful authority to sell, transfer, assign, and pledge the Collateral to the Secured Party, to grant to the Secured Party a first, prior and valid security interest therein as herein provided and to execute, deliver and perform this Pledge Agreement;

          (iii) the execution, delivery and performance of this Pledge Agreement are not in violation of any law, regulation, indenture, agreement or undertaking to which the Debtor is a party or by which the Debtor is bound;

          (iv) no consent or approval of, or other action by, and no notice to or filing with, any governmental body or regulatory authority or securities exchange, was or is necessary as a condition (i) to the validity of the pledge provided for herein or for the execution, delivery or performance of this Pledge Agreement by Debtor or (ii) for the exercise by the Secured Party of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement;

          (v) the pledge hereunder of the Collateral is effective to vest in the Secured Party the rights of the Secured Party in the Collateral as sets forth herein;

          (vi) Debtor will not become a party to any voting trust or other agreement or undertaking with respect to the exercise of the voting or consent rights associated with any of the Collateral that will be in existence or effective at the time the Collateral is delivered to the Holders, and there are no other restrictions on the exercise of such rights;

          (vii) the stock powers and other documents of transfer delivered to the Secured Party with respect to the Collateral have been, and at the time of the delivery of any other stock powers or documents of transfer to the Secured Party in connection with the delivery of additional Exchange Property will be, duly executed and have given, or will give, the Secured Party the authority that they purport to give;

          (viii) the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Collateral, in favor of the Secured Party for the benefit of the Secured Party and the Holders, securing the due and punctual payment and performance in full of the Obligations in accordance with the respective terms thereof; and

          (ix) the Debtor will, at the Debtor's sole cost and expense, defend the Collateral against all claims and demands of all persons at any time claiming any interest therein.

     4. Certain Covenants. (a) The Debtor shall take such actions to perfect the Security Interest under applicable law as may be required to effect the Pledge intended hereby or as the Secured Party may from time to time reasonably request. The Debtor shall maintain the Security Interest as a perfected security interest as long as this Pledge Agreement shall remain in effect. In addition, the Debtor authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by the Secured Party covering the Collateral. At the request of the Secured Party, the Debtor will join the Secured Party in executing such documents as the Secured Party may reasonably determine, from time to time, to be necessary or desirable under provisions of the Uniform Commercial Code of New York or such jurisdictions as may be appropriate to the Collateral (the "UCC"). Without limiting the generality of the foregoing, the Debtor shall join the Secured Party, at the Secured Party's request, in executing one or more financing statements, including any extensions or amendments thereof, in form reasonably satisfactory to the Secured Party, and the Debtor will pay the cost of filing or recording the same, or of filing or recording this Pledge Agreement, in all public offices at any time and from time to time, whenever filing or recording of any such financing statements or of this Pledge Agreement is deemed by the Secured Party to be reasonably necessary or desirable.

     (b) Except as provided in the Indenture, the Debtor shall not sell or otherwise transfer the Collateral and shall not further encumber the Collateral or any interest therein, and the Debtor will not, directly or indirectly, create, incur, assume or permit to exist any encumbrance on or with respect to any Collateral.

     (c) The Debtor shall deliver all Collateral to the Exchange Agent as agent for the Trustee, who shall exercise reasonable care in the custody of all Collateral in its possession or control at any time. The Secured Party shall be deemed to have exercised reasonable care if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property or if the Secured Party takes such action with respect to the Collateral as provided for in the Indenture. The Debtor will take all reasonable steps to preserve rights against any parties with respect to any Collateral in the Secured Party's possession or control. The Company shall deliver to the Exchange Agent, together with the Collateral, and from time to time as needed by the Exchange Agent, executed stock powers with signature guaranteed.

     (d) The Secured Party shall have the right (in its sole and absolute discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of its nominee, all in form and substance satisfactory to the Secured Party.

     5. Events of Default. the Debtor shall be in default under this Pledge Agreement upon the happening of any of the following events or conditions (each, an "Event of Default"):

          (i) any representation or warranty made by the Debtor in this Pledge Agreement or the Exchange Agent Agreement shall be false in any material respect when made;

          (ii)  the breach of any covenant by the Debtor in this Pledge
Agreement or the    Exchange Agent Agreement; and

          (iii) the occurrence of any "Event of Default" under and as defined in the Indenture.

     6. Remedies. Upon the occurrence of any Event of Default in the Indenture and a declaration of acceleration as provided in the Indenture, the Secured Party may, at its option, without presentment or demand or any notice to the Debtor of any kind, exercise, with reference to the Collateral and the Obligations, any or all the rights and remedies of a secured party under the UCC and as otherwise granted herein or under any other applicable law or under the Exchange Agent Agreement or Indenture, including, without limitation, the right and power to direct the Exchange Agent to retain the Collateral or to sell, assign, transfer, endorse and deliver the whole of or, from time to time, any part of, the Collateral at public or private sale or sales for cash, upon credit or for other property, for immediate or future delivery and for such price or prices and on such other terms as are satisfactory to the Trustee, or otherwise to dispose of or use the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses, attorneys' fees and legal expenses thereby incurred by the Secured Party and toward payment of the Obligations in such order or manner as the Secured Party may elect. To the extent permitted by law, the Debtor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of the Debtor or formalities prescribed by law relating to the sale or disposition of the Collateral and the exercise of any other right or remedy of the Secured Party existing after default hereunder; and to the extent any such notice is required and unwaiveable, the Debtor agrees that if such notice is sent as provided in this Pledge Agreement, at least ten days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of notice.

     7. No Waivers. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     8. No Impairment. Any of the Collateral may be released from this Pledge Agreement without altering, varying or diminishing in any way the force, effect, lien, security interest or charge of this Pledge Agreement as to the Collateral not expressly released, and this Pledge Agreement shall continue to grant a first lien, security interest and charge on all of the Collateral not expressly released until all Obligations secured hereby have been paid in full.

     9. Waiver of Claims. Except as otherwise provided in this Pledge Agreement, and to the extent permitted by applicable law, THE DEBTOR HEREBY WAIVES, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S OR THE EXCHANGE AGENT'S TAKING POSSESSION OR THE SECURED PARTY'S OR THE EXCHANGE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and, to the extent permitted by applicable law, the Debtor hereby further waives:

          (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Secured Party's or Exchange Agent's negligence or willful misconduct;

          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's or the Exchange Agent's rights hereunder, and

          (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Pledge Agreement or the absolute sale of the Collateral or any portion thereof, and the Debtor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives the benefit of all such laws.

     Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, through and under the Debtor.

     10. Exchange Agent Appointed Attorney-in-Fact. The Debtor hereby constitutes and appoints the Exchange Agent, as nominee of the Secured Party, its attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall have, and may cause the Exchange Agent to exercise, the right, after the occurrence of an Event of Default hereunder, with full power of substitution, either in the Secured Party's name or in the name of the Debtor, to ask for, demand, sue for, collect, receive, and give acquittance for any and all monies due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Secured Party, representing any distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party or the Exchange Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Secured Party or the Exchange Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Debtor or to any claim or action against the Secured Party or the Exchange Agent.

     11. Notices. Any notice or demand to the Debtor hereunder or in connection herewith shall be given in accordance with the provisions of the Indenture for the giving of notices to the parties thereto.

     12. Successors and Assigns. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of the Debtor shall bind its successors and assigns.

     13. Construction. Each term used in this Pledge Agreement and not defined herein, unless the context otherwise requires, shall be deemed to have the same meaning herein as that given each such term under the UCC.

     14. Governing Law. This Agreement shall be construed in accordance with the law of the State of New York without giving effect to the principles of the conflicts of laws.

     15. Counterparts. This Pledge Agreement may be executed in several counterparts and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     16. Bailee for Perfection. The Exchange Agent shall hold any Collateral in its possession as bailee for the Secured Party and any assignee solely for the purpose of perfecting the Security Interest granted in such Collateral pursuant to this Pledge Agreement, subject to the terms and conditions of this Pledge Agreement.

     17.  Amendment.     This Pledge Agreement may not be amended or modified
or the security interest granted hereby extended, except in a writing signed by the parties hereto consistent with the provisions for amendment of the Indenture.

     18.  Assignment.    Except as permitted by the Indenture or this Pledge
Agreement, the Debtor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Secured Party as collateral under this Pledge Agreement.

     19.  Separability of Provisions.   Any provision of this Pledge
Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Pledge Agreement; any impairment or invalidity of this Pledge Agreement under the laws of any jurisdiction as security for any portion of the Obligations hereunder shall not impair or invalidate this Pledge Agreement as security for any other portion thereof.

     20. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Pledge Agreement.

     21. Termination. Upon payment in full of the Obligations, the Secured Party shall deliver, at the Debtor's expense, the remaining Collateral as has not theretofore been delivered to the Holders or sold pursuant to the provisions hereof and the Indenture, the disposition of such Collateral shall be free and clear of any and all restrictions set forth in this Pledge Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed as of the day and year first above written.

                              PIER 1 IMPORTS, INC.



                              By:________________________________
                                   Robert G. Herndon
                                   Executive Vice President



                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, as Trustee



                              By:________________________________
                                   Greg Dickey
                                   Assistant Vice President

                                                                   Exhibit C

                          EXCHANGE AGENT AGREEMENT

     EXCHANGE AGENT AGREEMENT, dated December 15, 1994, between PIER 1 IMPORTS, INC., a Delaware corporation (the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee for holders of Debentures (the "Trustee"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as exchange agent for the Trustee (the "Exchange Agent").

     WHEREAS, the Company and Texas Commerce Bank National Association, as Trustee have executed and delivered an Indenture dated the date hereof (the "Indenture") providing for the issuance of $12,500,000 aggregate face amount of 8-1/2% Exchangeable Debentures due December 1, 2000 (the "Debentures");

     WHEREAS, pursuant and subject to the terms of the Debentures and the Indenture, each $1,000 principal amount of Debentures is exchangeable for Exchange Property (as defined in the Indenture), initially consisting of shares of the common stock, par value $1.00 per share, of General Host Corporation, a New York corporation (the "GH Common Stock"), and exchangeable at the Exchange Rate (as defined in the Indenture); and

     WHEREAS, the Indenture provides for an agent to exchange Debentures for Exchange Property and to hold Exchange Property pursuant to the terms of the Indenture;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and the Exchange Agent hereby agree as follows:

     1. Definitions. All terms used in this Agreement that are not defined herein shall have the respective meanings specified in the Indenture.

     2. Deposit. Simultaneously with the execution and delivery of this Agreement, the Company is depositing with the Exchange Agent 2,037,000 shares of GH Common Stock accompanied by stock powers endorsed in blank, which, together with all other Exchange Property hereafter delivered to the Exchange Agent, will be held by the Exchange Agent subject to the terms and provisions of this Agreement and the Indenture. The Exchange Agent shall hold the Exchange Property as agent for the Trustee for the purpose of perfecting the Trustee's security interest in the Exchange Property and for the other purposes provided in this Agreement. The Company will from time to time deliver to the Exchange Agent to be held by the Exchange Agent hereunder certificates or other evidences of ownership, registered in the name of the Company or its nominee and endorsed in blank or accompanied by stock powers endorsed in blank, in each case representing such GH Common Stock and/or other Exchange Property not already held by the Exchange Agent as the holders of outstanding Debentures shall from time to time be entitled to receive upon exchange thereof as provided in the Indenture. If any Exchange Property should be evidenced only in book entry form, the Company will cause the custodian thereof to make appropriate book entry transfers to effect the intent of this Section 2. The Exchange Agent will have no responsibility for determining the existence of any Exchange Property or for securing the delivery thereof to it, but will acknowledge in writing receipt of such Exchange Property when delivered.

     3. Record Owner. The record owner of the Exchange Property shall be the Company or its nominee; provided, however, that if at any time in the judgment of the Exchange Agent it shall be necessary or desirable for the purpose of facilitating the present or future exchange of Debentures pursuant to Articles 9, 11 or 11A of the Indenture, the Exchange Agent, with the approval of the Trustee, may request the Company to register the Exchange Property or any part thereof in its name, as Exchange Agent, or in the name of its nominee.

     4. Representations and Warranties of the Company. The Company represents and warrants that it has and will have full legal right, power and authority to transfer and deliver the Exchange Property in the manner provided in this Agreement and the Indenture.

     5. Covenants of the Company. The Company hereby authorizes the Exchange Agent to apply to any transfer agent of Exchange Property for any division of share certificates or other evidence of ownership that may be required in connection with exchanges of Debentures and agrees to provide executed stock powers with signature guaranteed and any other documentation necessary in connection with divisions of share certificates or other evidences of ownership. The Company covenants and agrees to pay (i) any and all documentary, stamp, transfer or other similar taxes that may be payable in connection with the deposit of Exchange Property hereunder, or the delivery of Exchange Property upon exchange of Debentures to the registered holder of such Debenture; and (ii) any income or other taxes incurred by the Exchange Agent as a result of its acting in its capacity as such under this Agreement (except for any such taxes incurred by reason of the payment or accrual of its own fees). The Company further covenants and agrees to deposit with the Exchange Agent from time to time cash in an amount equal to the amount necessary to make payments in lieu of fractional securities comprising Exchange Property after the Exchange Agent shall have applied to such payments any cash held as Exchange Property and any cash received from the sale of any Exchange Property not needed for the exchange of Debentures to provide for the payment of fractional interests. The Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the delivery of Exchange Property in a name other than that in which the Debentures so exchanged were registered, and no such transfer or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

     6. Withdrawals of Exchange Property by the Company. The Company may, at its election, demand in writing that the Exchange Agent release to the Company Exchange Property held by the Exchange Agent to which the Company is entitled under the Indenture as a result of any tax liability or expenses of the Company. Upon receipt of such demand, the Exchange Agent shall, as promptly as possible, deliver to the Company the amount of Exchange Property requested to be withdrawn as specified in such written demand as provided in the Indenture and the Exchange Agent shall have no further responsibility or liability with regard to such property.

     7. Voting. With respect to each matter to be voted upon by holders of securities included within Exchange Property, the Company shall be entitled to cast all votes and execute any written consent to which holders of the securities included within the Exchange Property are entitled, so long as such securities comprise Exchange Property on the record date established for determining holders of record for such vote. If the Exchange Agent or its nominee is the record owner of any securities comprising Exchange Property on such record date, the Exchange Agent shall from time to time deliver, or cause to be delivered, to the Company such proxies, duly executed and in the form required by applicable law, as may be necessary or appropriate to permit the Company to vote on each matter submitted for the vote of security holders.

     8. Covenants of the Exchange Agent. The Exchange Agent covenants and agrees that it will perform all undertakings, duties and obligations of the Exchange Agent set forth in Articles 9, 11, 11A or 12 of the Indenture with the same effect as if such Articles were incorporated herein and will effect delivery of principal of the Debentures at maturity, mandatory exchange or upon acceleration of the Debentures by delivery of Exchange Property to the extent it is holding Exchange Property as provided in the Debentures and the Indenture, all of the foregoing responsibilities being undertakings, duties or obligations of the Exchange Agent hereunder. The Exchange Agent covenants and agrees that Exchange Property received by it pursuant to this Agreement shall be held as agent for the Trustee and applied only in conformity with the purposes and upon the terms and conditions set forth in this Agreement, the Pledge Agreement, the Debentures and the Indenture.

     9. Exchanges and Adjustments of Exchange Property. (a) The Company will notify the Exchange Agent in an Officers' Certificate of any adjustment of the Exchange Rate or the Exchange Property or of any cash, securities or other property apportioned thereto pursuant to the Indenture and will deliver any Exchange Property not previously delivered. The Company will, upon request, notify the Exchange Agent in writing of the amount of cash adjustments to be paid upon exchanges in lieu of fractional shares.

     (b) Subject to the terms and conditions of this Agreement and the Indenture, upon proper surrender to the Exchange Agent of any Debenture (or any portion of the principal amount thereof in integral multiples of $1,000) for exchange by the holder thereof in accordance with the terms of the Debenture and the Indenture, the Exchange Agent shall promptly accept the same for exchange, subject to subsection (c) hereof, and upon such acceptance will promptly: (i) present a certificate or certificates representing at least the number of whole interests of securities included within the Exchange Property that the holder of such Debenture shall be entitled to receive to the transfer agent or agents for such securities and deliver or cause to be delivered, to or on the order of the holder of such Debenture (or portion thereof), a certificate or certificates representing such number of whole interests of securities, together with a check in payment of any cash adjustment in lieu of fractional shares or other securities computed by the Company in accordance with the Indenture and such additional cash or property as may have been apportioned under the Indenture to the Exchange Property that the holder of such Debenture (or portion thereof) shall be entitled to receive, (ii) deliver to the Trustee the Debenture so exchanged and (iii) if only a portion of said Debenture is to be exchanged, obtain from the Trustee and deliver to or on the order of the holder of the Debenture surrendered for exchange a new Debenture or Debentures for the principal amount thereof not exchanged.

     (c) If the Company shall deliver an Officers' Certificate to the effect that, in connection with a specific exchange or a category of exchanges or all exchanges by the Exchange Agent, the transfer and delivery of any Exchange Property upon exchange of any Debenture would, in the opinion of counsel of the Company, violate any applicable law, including any securities law, then the Exchange Agent shall not, and shall not be required to, accept such Debenture for exchange or effect the exchange of such Debenture and shall so notify the holder surrendering such Debenture; provided, however, that the provisions of this subsection (c) shall not relieve the Company of any of its obligations under the Indenture.

     10. Investments. All money received by the Exchange Agent as Exchange Property shall be invested from time to time in U.S. Government Obligations having maturities not longer than 90 days. Any interest, gain or loss on such investments shall be for the sole account of the holders of Debentures and shall be apportioned among the Exchange Property by the Exchange Agent.

     11. Reliance by Exchange Agent. With respect to any demand or instruction from the Company regarding Exchange Property, the Exchange Agent shall be entitled to receive an Officers' Certificate providing information appropriate to such demand or instruction. Prior to taking or refraining from any action hereunder, the Exchange Agent shall be entitled to receive an Officer's Certificate or an Opinion of Counsel or both. The Exchange Agent may rely on the contents of any Officer's Certificate or Opinion of Counsel furnished hereunder and, in delivering any such certificate, the Company may rely on information furnished to the Company by the Exchange Agent as to the quantity and identity of Exchange Property held by the Exchange Agent and the quantity and identity of Exchange Property delivered to holders of Debentures upon exchange thereof and on the most recently published information as to matters concerning Exchange Property, General Host Corporation and other issuers of securities comprising Exchange Property. The Exchange Agent will furnish to the Company on request information as to the Exchange Agent's holdings hereunder and Exchange Property delivered to holders of Debentures on exchange.

     12. Expenses and Indemnification of the Exchange Agent. The Company covenants and agrees to pay to the Exchange Agent from time to time mutually agreeable compensation, and the Company will pay or reimburse the Exchange Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Exchange Agent in connection with any of the provisions of this Agreement (including the reasonable costs and disbursements of its counsel, agents and persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Exchange Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Exchange Agent and arising out of or in connection with its duties under this Agreement.

     13. Resignation and Removal of the Exchange Agent. (a) The Exchange Agent may at any time resign giving written notice of resignation to the Company and by mailing notice thereof to the holders of Debentures at their addresses as they appear on the Debenture Register. Upon such resignation, a successor Exchange Agent shall be appointed in any manner provided in the Indenture for the appointment of a successor Trustee thereunder. If at any time the Exchange Agent also serves as Trustee and resigns hereunder, it shall also resign in its capacity as Trustee under the Indenture. The Exchange Agent may be removed as Exchange Agent hereunder in any manner provided in the Indenture for the removal of the Trustee thereunder in which case it shall also be removed as Trustee.

     (b) Any resignation or removal of the Exchange Agent and any appointment of a successor Exchange Agent and Trustee pursuant to any of the provisions of the Indenture shall become effective upon acceptance of appointment by the successor. In the event of any resignation of the Exchange Agent and Trustee, the Company shall appoint a successor Exchange Agent and Trustee.

     14. Acceptance by Successor Exchange Agent. Any successor Exchange Agent appointed as provided above shall execute, acknowledge and deliver to the Company and to its predecessor Exchange Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Exchange Agent shall become effective and such successor Exchange Agent, without any further act, deed or conveyance shall become vested with all right, title and interest of its predecessor to all property held hereunder and all other rights, powers, duties and obligations of such predecessor Exchange Agent hereunder. The predecessor Exchange Agent shall forthwith deliver to the successor Exchange Agent physical possession of the certificates and other evidences of ownership of Exchange Property, and the predecessor Exchange Agent shall, on the written request of the Company or such successor Exchange Agent and upon payment of any amounts then due it pursuant to the provisions of Section 13 hereof, execute and deliver to the successor Exchange Agent an instrument transferring to the successor Exchange Agent all right, title and interest hereunder in and to Exchange Property and all other rights and powers of such predecessor Exchange Agent hereunder.
The Company shall give written notice of (i) the identity and address of any successor Exchange Agent or (ii) an effective resignation or removal of the Exchange Agent by mailing notice thereof to the holders of Debentures at their addresses as they shall appear on the Debenture Register.

     15. Succession by Merger, etc. Any Person into which the Exchange Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Exchange Agent shall be a party, or any Person succeeding to the business of the Exchange Agent, shall be the successor of the Exchange Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto other than compliance with Section 15 hereof.

     16. Amendments. The Company and the Exchange Agent may by mutual accord amend this Agreement and enter into supplemental agreements, provided that any such amended or supplemental provisions are not inconsistent with any provisions of the Indenture, as the Indenture may be modified or supplemented.

     smi Termination of Agreement. This Agreement shall terminate at such time as the rights of all holders under the Indenture to surrender Debentures for exchange pursuant to Articles 11 and 11A of the Indenture shall have expired or been terminated, which expiration or termination shall be evidenced by an Officer's Certificate of the Company to that effect and stating that all other obligations of the Company hereunder shall have been satisfied. Upon termination of this Agreement, any Exchange Property remaining in the hands of the Exchange Agent hereunder shall be delivered to the Company as provided in the Indenture.

     18. Rights and Duties of the Exchange Agent. (a) The Exchange Agent in performing its duties hereunder shall not be acting as a fiduciary for the Company or the holders of Debentures. The Exchange Agent shall be obligated to perform only such duties as are herein specifically set forth or incorporated from the Indenture, and no other duties or obligations shall be implied against the Exchange Agent. The Exchange Agent shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, and may conclusively rely and shall be protected in acting or refraining from acting in reliance upon an Opinion of Counsel or upon any certificate, request or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Without limiting the generality of the foregoing, it is expressly agreed that the Exchange Agent shall not be responsible for any governmental approvals that may be required in connection with the issuance or delivery of Exchange Property. The Exchange Agent shall not be required to take any action hereunder which, in the opinion of its counsel, will be contrary to law. The Exchange Agent shall not be responsible for any failure of the Company to comply with any covenants of the Company contained in this Agreement or the Indenture.

     (b) Except as otherwise provided herein or in the Indenture, the Exchange Agent shall not be under any duty to give the Exchange Property held by it hereunder any greater degree of care than it gives its own similar property. The Exchange Agent shall in no event be liable for any loss incurred in connection with any investment of money in accordance with
Section 11 hereof or in connection with any withdrawal of Exchange Property pursuant to 6 hereof.

     19. Benefits of Agreement. Nothing in this Agreement, the Debentures or the Indenture, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, the holders of Debentures and the Trustee as such holders' representative, any legal or equitable right, remedy or claim under any covenant, condition or provision contained herein. This Agreement is for the sole benefit of the parties hereto, the holders of the Debentures and the Trustee as such holders' representative.

     20. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or operation of this Agreement.

     21. Notices. Any notice or demand to either party hereunder or in connection herewith shall be given in accordance with the provisions of the Indenture for the giving of notices to the parties thereto.

     22. Successors and Assigns. All rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     23. Governing Law. This Agreement shall be construed in accordance with the law of the State of New York without giving effect to the principles of the conflicts of laws.

     24. Counterparts. This Agreement may be executed in several counterparts and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized officers as of the day and year first above written.

                                   PIER 1 IMPORTS, INC.

                                   By:____________________________
                                        Robert G. Herndon
                                        Executive Vice President


                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION


                                   By:____________________________
                                        Greg Dickey
                                        Assistant Vice President

                                                                    EXHIBIT D

                CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                   REGISTRATION OF TRANSFER OF DEBENTURES


Re:  8-1/2% Exchangeable Debentures due December 1, 2000 of Pier 1 Imports,
Inc.

     This Certificate relates to $_____________ principal amount of Debentures held in *_____ book-entry or *_____ definitive form by ____________________________________________ (the "Transferor").

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Debenture or Debentures. In connection with such request and in respect of each such Debenture, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Debentures and as provided in Section 2.7 of such Indenture, the transfer of this Debenture is being made as described below.*

     [ ] Such Debenture is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.7(a)(ii)(A) of the Indenture).

     [ ] Such Debenture is being transferred pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.7(a)(ii)(B) of the Indenture) and in connection therewith the Transferor has satisfied the requirements under the Securities Act of delivering a current prospectus with the sale.

     [ ] Such Debenture is represented by a beneficial interest in a Global Debenture (as defined in the Indenture) and is being exchanged for a Debenture registered in the Transferor's own account, without transfer (in satisfaction of Section 2.7(d) of the Indenture).

     [ ] Such Debenture is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.7(a)(ii)(C) of the Indenture).



                             _________________________________
                             [INSERT NAME OF TRANSFEROR]


                             By:______________________________

Date:___________________

*Check applicable box.